The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
   Filed pursuant to Rule 424(b)(5)
 Registration No. 333-290863
SUBJECT TO COMPLETION, DATED NOVEMBER 12, 2025
PRELIMINARY PROSPECTUS SUPPLEMENT
(To prospectus dated November 3, 2025)
$125,000,000
American Depositary Shares representing Ordinary Shares
We are offering       American Depositary Shares, or ADSs, each representing one ordinary share, nominal value €0.01 per share, pursuant to this prospectus supplement and the accompanying prospectus. The public offering price for each ADS is $      .
Our ordinary shares are traded on the regulated market of Euronext Paris under the symbol “IVA.” On November 11, 2025, the last reported sale price of the ordinary shares on Euronext Paris was €3.26 per ordinary share. ADSs representing our ordinary shares are listed on the Nasdaq Global Market under the symbol “IVA.” On November 11, 2025, the last reported sale price of the ADSs on Nasdaq Global Market was $3.87 per ADS.
We are an “emerging growth company” and a “foreign private issuer” as those terms are defined under U.S. federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and future filings. See “Prospectus Supplement Summary — Implications of Being an Emerging Growth Company” and “— Implications of Being a Foreign Private Issuer.”
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page S-6 of this prospectus supplement under the caption “Risk Factors” as well as those contained in the other documents that are incorporated by reference into this prospectus supplement or the accompanying prospectus.
Neither the Securities and Exchange Commission nor any U.S. state or other securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per ADS	Total
Public offering price	$	$
Underwriting commissions(1)	$	$
Proceeds, before expenses, to us	$	$

(1)
See the section titled “Underwriting” for additional details regarding underwriter compensation.

We have granted the underwriters an option to purchase up to       of ADSs from us at the public offering price, less underwriting commissions, within 30 days from the date of the underwriting agreement.
The underwriters expect to deliver the securities to purchasers on or about           , 2025, which is the second business day following the trade date of the ADSs (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the ADSs prior to the business day preceding the date of delivery will be required, by virtue of the fact that the ADSs initially will settle in T+2, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.
Joint Book-Running Managers
Leerink Partners Piper Sandler

The date of this prospectus supplement is          , 2025.

Page
Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. This prospectus supplement describes the specific terms of this offering and also adds to and updates the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The accompanying prospectus gives more general information, some of which may not apply to this offering. If there is a difference between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference, you should rely on the information in this prospectus supplement. Generally, when we refer to the prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined.
Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus supplement, the accompanying prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus supplement, the accompanying prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. If anyone provides you with different or inconsistent information, you should not rely on it. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
The information contained in this prospectus supplement, the accompanying prospectus and any accompanying free writing prospectus is accurate only as of the date of this prospectus supplement, the accompanying prospectus and any such accompanying free writing prospectus, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, any such accompanying free writing prospectus or of any sale of the ADSs. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement, the accompanying prospectus or any related free writing prospectus is delivered, or ADSs are sold, on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.
For investors outside the United States: We have not done anything that would permit the offering or possession or distribution of this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus supplement and the accompanying prospectus outside the United States.
The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
Unless otherwise indicated in this prospectus, “Inventiva,” “the company,” “our company,” “we,” “us” and “our” refer to Inventiva S.A. and its consolidated subsidiary.

S-ii

Our financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus are presented in euros and, unless otherwise specified, all monetary amounts are in euros. All references in this prospectus supplement and the accompanying prospectus to “$,” “US$,” “U.S.$,” “U.S. dollars,” “dollars” and “USD” mean U.S. dollars and all references to “€” and “euros” mean euros, unless otherwise noted. In various places throughout this prospectus supplement, we show financial amounts in both U.S. dollars and euros. Unless otherwise noted, these translations, which are provided solely for convenience, are made at the exchange rate of €1.00 = $         , as published by the European Central Bank on            , 2025.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY
The following summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein and therein. This summary is not complete and does not contain all of the information that you need to consider in making your investment decision. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information referred to under the heading “Risk Factors” in this prospectus supplement beginning on page S-6, the information incorporated by reference in this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we have authorized for use in connection with this offering before making an investment decision.
Company Overview
We are a clinical-stage biopharmaceutical company focused on the research and development of oral small molecule therapies for the treatment of patients with metabolic dysfunction-associated steatohepatitis, or MASH. We are currently evaluating lanifibranor, a novel pan-PPAR agonist, in the NATiV3 pivotal Phase 3 clinical trial for the treatment of adult patients with MASH, a common and progressive chronic liver disease.
MASH is believed to affect from 3% up to 12% of the United States adult population and is considered a leading cause of cirrhosis, liver transplantation and liver cancer. Compared to the general population, patients with MASH have a ten-fold greater risk of liver-related mortality.
Lanifibranor is an orally-available small molecule in development for the treatment of MASH that acts to induce anti-fibrotic, anti-inflammatory and beneficial vascular and metabolic changes in the body by activating all three peroxisome proliferator-activated receptor, or PPAR, isoforms. PPARs are well-characterized nuclear receptor proteins that regulate gene expression, and their relevance for the fibrotic, inflammatory, vascular and metabolic processes that characterize MASH is well-established. While there are other PPAR agonists that target only one or two PPAR isoforms, lanifibranor is the only pan-PPAR agonist, meaning that it targets the three isoforms, in clinical development. We believe that this pan-PPAR approach provides for a combination of anti-fibrotic, anti-inflammatory and beneficial vascular and metabolic effects that cannot be obtained with single and dual PPAR agonists.
In September 2021, we initiated a Phase 3 clinical trial of lanifibranor in patients with MASH, NATiV3. The NATiV3 trial, as amended, has been designed as a double-blind, placebo-controlled global pivotal Phase 3 clinical trial to assess the potential benefit of lanifibranor treatment on liver-related clinical outcomes. Patients were randomized 1:1:1 to receive lanifibranor (800mg once daily or 1200mg once daily) or placebo. In April 2025, we announced that we had completed enrollment in our ongoing NATiV3 Phase 3 clinical trial with the randomization of the last patient in the main cohort. We have enrolled 1,009 patients in the main cohort and 410 patients in the exploratory cohort. We are targeting the publication of the topline results for the second half of 2026, and the potential submission of a new drug application, or NDA, for the first half of 2027.
We also plan to initiate placebo-controlled Phase 3 outcome trial which will be event-driven and is expected to last approximately three years, depending on patient enrollment. The Phase 3 outcome trial is expected to randomize patients with MASH and compensated cirrhosis. If the results of the outcome trial in patients with MASH and compensated cirrhosis confirm sufficient clinical benefit, we anticipate the results will be used in our planned submission of an NDA to the U.S. Food and Drug Administration, or FDA, for full approval and the potential expansion of the addressable patient population beyond patients with F2 and F3 fibrosis to include patients with MASH and compensated cirrhosis, a patient population at an increased risk of liver-related morbidity and mortality and for which the anti-fibrotic properties of lanifibranor could potentially prevent worsening of the disease.
Recent Developments
Unaudited Balance of Cash and Cash Equivalents and Short-Term Deposits
As of September 30, 2025, we had cash and cash equivalents of €97.6 million and short-term deposits, convertible in a period exceeding 3 months, of €24.7 million.

The cash and cash equivalents and short-term deposits as of September 30, 2025 is based on unaudited information.
Corporate Information
We were founded in 2011 and incorporated as a public limited company (“société anonyme”), or S.A., in 2016. We are registered at the Dijon Trade and Companies Register (Registre du commerce et des sociétés) under the number 537 530 255. In January 2021, we incorporated our wholly-owned U.S. subsidiary, Inventiva Inc. in the state of New Jersey. Our ordinary shares are listed on Euronext Paris under the symbol “IVA” and the ADSs are listed on the Nasdaq Global Market under the symbol “IVA.”
Our principal executive offices are located at 50, rue de Dijon, 21121 Daix, France. Our telephone number at our principal executive offices is +33 3 80 44 75 00. Our agent for service of process in the United States is Inventiva Inc., whose registered office is at c/o Altios International Inc. 450 7th Avenue, Suite 1501, New York, New York 10123.
The SEC maintains a website that contains reports, proxy information statements and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov. Our website address is www.inventivapharma.com. The reference to our website is an inactive textual reference only and information contained in, or that can be accessed through, our website or any other website cited in this prospectus is not part of this prospectus.
Implications of Being an Emerging Growth Company
We qualify as an “emerging growth company” as defined in the U.S. Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:
•
exemption from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002; and

•
to the extent that we no longer qualify as a foreign private issuer, (1) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (2) exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.

We may choose to take advantage of some but not all of these reduced burdens. To the extent that we take advantage of these reduced burdens, the information that we provide stockholders may be different than you might obtain from other public companies in which you hold equity interests. We will cease being an emerging growth company as of December 31, 2025 and will no longer be able to take advantage of these reduced requirements.
In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. Since International Financial Reporting Standards make no distinction between public and private companies for purposes of compliance with new or revised accounting standards, the requirements for our compliance as a private company and as a public company are the same.
Implications of Being a Foreign Private Issuer
We are also considered a “foreign private issuer” under U.S. securities laws. In our capacity as a foreign private issuer, we are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.
We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We will remain a foreign private issuer until such time that more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are U.S. citizens or residents; (2) more than 50% of our assets are located in the United States; or (3) our business is administered principally in the United States. We determine our status as a foreign private issuer annually, as of the last business day of our second fiscal quarter.

THE OFFERING
ADSs offered by us
          ADSs, each representing one ordinary share, nominal value €0.01 per share.
Option to purchase additional
ADSs
The underwriters have an option for a period of 30 days from the date of the underwriting agreement to be entered into between us and the underwriters to purchase up to an aggregate of       ADSs at the offering price.
Ordinary shares (including ordinary shares represented by ADSs) to be outstanding immediately after this offering
          ordinary shares (including ordinary shares represented by ADSs), or          ordinary shares if the underwriters exercise their option to purchase additional ordinary shares in full.
American Depositary Shares
Our ordinary shares may be represented by ADSs. Each ADS represents one ordinary share, nominal value €0.01 per share.
Holders of ADSs will have the rights as provided in the deposit agreement among us, The Bank of New York Mellon, as depositary, and all owners and holders of ADSs issued thereunder. To better understand the terms of the ADSs, you should carefully read the section in the accompanying prospectus titled “Description of American Depositary Shares.” We also encourage you to read the deposit agreement, which is incorporated by reference into the registration statement of which this prospectus supplement forms a part.
Use of proceeds
We estimate that the net proceeds from this offering will be approximately $      million (€      million), or approximately $       million (€       million) if the underwriters exercise in full their option to purchase additional ADSs from us based on the public offering price of $      per ADS, after deducting underwriting fees and commissions and estimated offering expenses payable by us.
We currently intend to use the net proceeds from this offering, together with our existing cash and cash equivalents, as follows:
•
approximatively     % to fund the continuation of our NATiV3 Phase 3 clinical trial as well as the continuation of the preparation and initiation of the outcome trial and for commercialization activities; and

•
approximatively    % to fund the working capital and for general corporate purposes. See “Use of Proceeds” on page S-15 of this prospectus supplement.

Risk factors
See “Risk factors” beginning on page S-6 and the other information included in this prospectus supplement and the accompanying prospectus, including our Annual Report on Form 20-F for the year ended December 31, 2024 and the other documents incorporated by reference herein and therein, for a discussion of risks you should carefully consider before deciding to invest in our securities.

Euronext Paris trading symbol for our ordinary shares
Our ordinary shares are listed on Euronext Paris under the symbol “IVA.”
Nasdaq Global Market symbol for the ADSs
The ADSs representing our ordinary shares are listed on the Nasdaq Global Market under the symbol “IVA.”
Settlement
We expect to deliver the ADSs on or about the date of delivery specified on the cover page of this prospectus supplement, which is the second business day following the trade date of the ADSs (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the ADSs prior to the business day preceding the date of delivery will be required, by virtue of the fact that the ADSs initially will settle in T+2, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.
The number of ordinary shares (including ordinary shares represented by ADSs and treasury shares) outstanding as of June 30, 2025 was 139,151,274, which excludes:
•
7,121,031 ordinary shares issued upon exercise of pre-funded warrants by their holder after June 30, 2025;

•
78,769,333 ordinary shares issuable upon the exercise of pre-funded warrants issued in the structured equity financing of up to €348 million announced on October 14, 2024, or Structured Financing;

•
77,333,319 ordinary shares issuable upon the exercise of the warrants, or T3 BSAs, issued in the second tranche of the Structured Financing, or T2 Transaction;

•
12,816,375 ordinary shares issuable upon the exercise of warrants, or EIB Warrants, issued to the European Investment Bank, or EIB;

•
776,333 ordinary shares issuable upon the exercise of founder share warrants (bons de souscription de parts de créateur d’entreprise) or share warrants (bons de souscription d’actions) outstanding as of June 30, 2025;

•
3,116,773 ordinary shares issuable upon the vesting of free shares (actions gratuites) outstanding as of June 30, 2025;

•
13,199,116 ordinary shares issuable upon the exercise of stock options outstanding as of June 30, 2025;

•
1,865,750 ordinary shares issuable upon the exercise of stock options granted after June 30, 2025; and

•
8,567,199 free shares granted subsequent to June 30, 2025.

As of November 10, 2025, the share capital of the Company amounted to €1,462,723.05, divided into 146,272,305 ordinary shares.
The EIB Warrants are subject to anti-dilutive protection, including with respect to this offering, such that the EIB Warrants will entitle EIB to acquire up to 6.7% of our fully-diluted share capital. The effect of such anti-dilution adjustment is not reflected in this prospectus supplement.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before deciding whether to purchase our securities, you should carefully consider the risk factors incorporated by reference from Part I, Item 3.D. of our most recent Annual Report on Form 20-F for the year ended December 31, 2024 and the other information contained in this prospectus supplement and the accompanying prospectus, as updated by those subsequent filings with the SEC under the Exchange Act, that are incorporated herein by reference. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline, in which case you may lose all or part of your investment. For more information, see “Where You Can Find More Information” and “Incorporation of Information by Reference.”
Risks Related to This Offering
We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
Our management will have broad discretion with respect to the use of proceeds of this offering, including for any of the purposes described in the section of this prospectus supplement titled “Use of Proceeds.” You will be relying on the judgment of our management regarding the application of the proceeds of this offering. The results and effectiveness of the use of proceeds are uncertain, and we could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our ordinary shares or ADSs. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our product candidates and cause the price of our ordinary shares or ADSs to decline. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.
You will incur immediate and substantial dilution in the book value of your ADSs.
The effective public offering price per ADS in this offering may exceed the net tangible book value per ADS outstanding prior to this offering, in which case you may incur an immediate and substantial dilution in the net tangible book value of the ADSs you purchase in this offering. After giving effect to the sale by us of ADSs at the public offering price of $       per ADS, and after deducting underwriting commissions and estimated offering expenses payable by us, you will experience immediate dilution of $       per ADS, representing the difference between the effective public offering price per ADS and our as adjusted net tangible book value per ADS as of June 30, 2025 after giving effect to this offering. The exercise of outstanding options or warrants to purchase ordinary shares and the vesting of other share awards may result in further dilution of your investment. You will experience additional dilution at the end of the vesting period for our free shares that we have granted, and upon exercise of any outstanding warrants or options to purchase ordinary shares, or if we otherwise issue additional ordinary shares or ADSs below the offering price. See “Dilution” on page S-18 of this prospectus supplement for a more detailed discussion of the dilution you will incur if you participate in this offering.
Raising additional capital, including as a result of this offering, may cause dilution to our shareholders, restrict our operations or require us to relinquish rights to our product candidates or technologies.
Until such time, if ever, as we can generate substantial revenue from the sale of our product candidates, we expect to finance our cash needs through a combination of equity offerings, debt financing, collaborations, strategic alliances and licensing arrangements. To the extent that we raise additional capital through the sale of equity securities, including from this offering, or convertible debt securities, your ownership interest will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a shareholder. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.
If we raise additional funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, we may be required to relinquish valuable rights to our research programs or product candidates or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings or other arrangements with third parties when needed, we may be required to delay, limit, reduce or terminate our drug development or future commercialization efforts or grant rights to third parties to develop and market product candidates that we would otherwise prefer to develop and market ourselves.
You may not be able to exercise your right to vote the ordinary shares underlying your ADSs.
Holders of ADSs may exercise voting rights with respect to the ordinary shares represented by the ADSs only in accordance with the provisions of the deposit agreement. The deposit agreement provides that, upon receipt of notice of any meeting of holders of our ordinary shares, the depositary will fix a record date for the determination of ADS holders who shall be entitled to give instructions for the exercise of voting rights. Upon timely receipt of notice from us, if we so request, the depositary shall distribute to the holders as of the record date (1) the notice of the meeting or solicitation of consent or proxy sent by us and (2) a statement as to the manner in which instructions may be given by the holders.
Purchasers of ADSs in the offering may instruct the depositary of their ADSs to vote the ordinary shares underlying their ADSs. Otherwise, purchasers of ADSs in the offering will not be able to exercise voting rights unless they withdraw the ordinary shares underlying the ADSs they hold. However, a holder of ADSs may not know about the meeting far enough in advance to withdraw those ordinary shares. If we ask for a holder of ADSs’ instructions, the depositary, upon timely notice from us, will notify him or her of the upcoming vote and arrange to deliver our voting materials to him or her. We cannot guarantee to any holder of ADSs that he or she will receive the voting materials in time to ensure that he or she can instruct the depositary to vote his or her ordinary shares or to withdraw his or her ordinary shares so that he or she can vote them. If the depositary does not receive timely voting instructions from a holder of ADSs, it may give a proxy to a person designated by us to vote the ordinary shares underlying his or her ADSs, subject to the terms and conditions of the deposit agreement. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that a holder of ADSs may not be able to exercise his or her right to vote, and there may be nothing he or she can do if the ordinary shares underlying his or her ADSs are not voted as he or she requested.
Purchasers of ADSs in the offering do not directly hold our ordinary shares.
A holder of ADSs will not be treated as one of our shareholders and will not have direct shareholder rights. French law governs our shareholder rights. The depositary will be the holder of the ordinary shares underlying ADSs held by purchasers of ADSs in the offering. Purchasers of ADSs in the offering will have ADS holder rights. The deposit agreement among us, the depositary and purchasers of ADSs in the offering, as an ADS holder, and all other persons directly and indirectly holding ADSs, sets out ADS holder rights, as well as the rights and obligations of the depositary.
The right as a holder of ADSs to participate in any future preferential subscription rights or to elect to receive dividends in shares may be limited, which may cause dilution to the holdings of purchasers of ADSs in the offering.
According to French law, if we issue additional securities for cash, current shareholders will have preferential subscription rights for these securities on a pro rata basis unless they waive those rights at an extraordinary meeting of our shareholders (by a two-thirds majority vote) or individually by each shareholder. However, the ADS holders in the United States will not be entitled to exercise or sell such rights unless we register the rights and the securities to which the rights relate under the Securities Act or an exemption from the registration requirements is available. In addition, the deposit agreement provides that the depositary will not make rights available to purchasers of ADSs in the offering unless the distribution to ADS holders of both the rights and any related securities are either registered under the Securities Act or exempted from registration under the Securities Act. Further, if we offer holders of our ordinary shares the option to receive dividends in either cash or shares, under the deposit agreement the depositary may require satisfactory assurances from us that extending the offer to holders of ADSs does not require registration of any securities under the Securities Act before making the option available to holders of ADSs. We are under no obligation to file a registration statement with respect to any such rights or securities or to endeavor to cause such a registration statement to be declared effective. Moreover, we may not be able to establish an exemption from registration under the Securities Act. Accordingly, ADS holders may be unable to participate in our rights offerings or to elect to receive dividends in shares and may experience dilution in their holdings. In addition, if the depositary is unable to sell rights that are not exercised or not distributed or if the sale is not lawful or reasonably practicable, it will allow the rights to lapse, in which case you will receive no value for these rights.
Purchasers of ADSs in the offering may be subject to limitations on the transfer of their ADSs and the withdrawal of the underlying ordinary shares.
ADSs are transferable on the books of the depositary. However, the depositary may close its books at any time or from time to time when it deems expedient in connection with the performance of its duties. The depositary may refuse to deliver, transfer or register transfers of ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary think it is advisable to do so because of any requirement of law, government or governmental body, or under any provision of the deposit agreement, or for any other reason subject to a holder of ADSs’ right to cancel his or her ADSs and withdraw the underlying ordinary shares. Temporary delays in the cancellation of ADSs and withdrawal of the underlying ordinary shares may arise because the depositary has closed its transfer books or we have closed our transfer books, the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting or we are paying a dividend on our ordinary shares. In addition, a holder of ADSs may not be able to cancel his or her ADSs and withdraw the underlying ordinary shares when he or she owes money for fees, taxes and similar charges and when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities. See the section in the accompanying prospectus titled “Description of American Depositary Shares.”
U.S. holders of ADSs may suffer adverse tax consequences if we are characterized as a passive foreign investment company.
Under the U.S. Internal Revenue Code of 1986, as amended, or the Code, we will be a passive foreign investment company, or PFIC, for any taxable year in which, after the application of certain “look-through” rules with respect to subsidiaries, at least 75% of our gross income is passive income, or at least 50% of the average value of our assets (determined on the basis of a weighted quarterly average) is attributable to assets that produce passive income or are held for the production of passive income. For purposes of these tests, passive income includes dividends, interest, gains from the sale or exchange of investment property and rents and royalties other than rents and royalties which are received from unrelated parties in connection with the active conduct of a trade or business. Assets that produce or are held for the production of passive income may include cash (unless held in a non-interest bearing account for short term working capital needs), marketable securities, and other assets that may produce passive income.
Based on our current estimates of the composition of our income and valuation of our assets for the taxable year ending December 31, 2024, we believe that we likely were not a PFIC for the year ending December 31, 2024. Our status as a PFIC will depend on the composition of our income and the composition and value of our assets (which, may be determined in large part by reference to the market value of the ADSs, which may be volatile) from time to time. Our status as a PFIC is a fact-intensive determination made on an annual basis and we cannot provide any assurances regarding our PFIC status for the past, current or future taxable years. Our U.S. counsel expresses no opinion regarding our past, current or future PFIC status.
If we are characterized as a PFIC, our U.S. shareholders may suffer adverse tax consequences, including having gains realized on the sale of the ADSs treated as ordinary income, rather than as capital gain and the loss of the preferential rate applicable to dividends received on the ADSs by individuals who are U.S. shareholders, and having interest charges apply to distributions by us and the proceeds of sales of the ADSs. A U.S. shareholder of a PFIC generally may mitigate these adverse U.S. federal income tax consequences by making a “qualified electing fund,” or QEF, election, or, to a lesser extent, a “mark to market” election. If we determine that we are a PFIC for any taxable year, we will use commercially reasonable efforts to, and currently expect to, provide the necessary information for U.S. holders to make a QEF election. For further discussion of the PFIC rules and the adverse U.S. federal income tax consequences in the event we are classified as a PFIC, see the section of this prospectus supplement titled “— Material U.S.

Federal Income and French Tax Considerations — Material U.S. Federal Income Tax Considerations For U.S. Holders — Passive Foreign Investment Company Considerations.”
Future changes to tax laws could materially adversely affect our company and reduce net returns to our shareholders.
Our tax treatment is subject to the enactment of, or changes in, tax laws, regulations and treaties, or the interpretation thereof, tax policy initiatives and reforms under consideration and the practices of tax authorities in jurisdictions in which we operate, including those related to the Organization for Economic Co-operation and Development’s, Base Erosion and Profit Shifting Project (including “BEPS 2.0”), the European Commission’s state aid investigations and other initiatives. Such changes may include (but are not limited to) the taxation of operating income, investment income, dividends received or (in the specific context of withholding tax) dividends paid. We are unable to predict what tax reform may be proposed or enacted in the future or what effect such changes would have on our business, but such changes, to the extent they are brought into tax legislation, regulations, policies or practices, could affect our financial position and overall or effective tax rates in the future in countries where we have operations, reduce post-tax returns to our shareholders, and increase the complexity, burden and cost of tax compliance.
Tax authorities may disagree with our positions and conclusions regarding certain tax positions, resulting in unanticipated costs, taxes or non-realization of expected benefits.
A tax authority may disagree with tax positions that we have taken, which could result in increased tax liabilities. For example, the U.S. Internal Revenue Service or another tax authority could challenge our allocation of income by tax jurisdiction and the amounts paid between our affiliated companies pursuant to our intercompany arrangements and transfer pricing policies, including amounts paid with respect to our intellectual property development. Similarly, a tax authority could assert that we are subject to tax in a jurisdiction where we believe we have not established a taxable connection, often referred to as a “permanent establishment” under international tax treaties, and such an assertion, if successful, could increase our expected tax liability in one or more jurisdictions. A tax authority may take the position that material income tax liabilities, interest and penalties are payable by us, in which case, we expect that we might contest such assessment. Contesting such an assessment may be lengthy and costly and if we were unsuccessful in disputing the assessment, the implications could increase our anticipated effective tax rate, where applicable.
The biotechnology industry has been included in the list of critical technologies subject to foreign investment control procedure in France, which may limit the ability to certain non-French investors to participate in this or any other offering of our securities.
Any investment (i) by (a) an individual of foreign nationality, (b) any individual of French nationality not domiciled in France within the meaning of article 4B of the French General Tax Code (Code Général des Impôts), (c) any entity governed by foreign law, and (d) any entity governed by French law controlled by one or more of the entities referred to in (a) to (c), (ii) which would result in (a) the acquisition of control — within the meaning of article L. 233-3 of the French Commercial Code (Code de Commerce) — of a French company, (b) the acquisition of all or part of a branch of activity of a French company, or (c) for individuals who are not nationals of a Member State of the European Union, or EU, or of a State party to the agreement on the European Economic Area, or EEA, that has entered into an administrative assistance agreement with France and/or are not domiciled in one of these States, or for legal entities of which at least one of the members of the control chain is not governed by the law of one of these States or is not a national and/or is not domiciled there, to cross the threshold of 25% of the voting rights of a French company, or (d) for individuals who are not nationals of a Member State of the EU or of a State party to the agreement on the EEA that has entered into an administrative assistance agreement with France and/or are not domiciled in one of these States, or for legal entities of which at least one of the members of the control chain is not governed by the law of one of these States or is not a national and/or is not domiciled there, to cross the threshold of 10% of the voting rights of a French company whose shares are admitted to trading on a regulated market and (iii) whose activities concern, even occasionally, the research and development of so-called critical technologies, such as biotechnologies, and considered essential to the protection of public health, is subject to prior authorization by the French Minister of the Economy (Ministère de l’Economie). The French Decree No. 2023-1293 of December 28, 2023 has made permanent the temporary regime under French Decree No. 2022-1622 of December 23, 2022, which expired on December 31, 2023. The crossing of the threshold of 10% of the voting rights of French companies whose shares are admitted to trading on a regulated market is subject to a fast-track review procedure (which includes filing a simplified form, a response period for the Minister limited to 10 days, and the transaction is deemed authorized if no response is received within that response period). If an investment in our securities requiring the prior authorization of the Minister of the Economy is made without such authorization having been granted, the Minister of the Economy may cancel the transaction or order (possibly under financial penalty) the investor concerned (i) to submit an application for authorization, (ii) to have the previous situation restored at its own expense or (iii) to modify the investment. In addition, the Minister may impose undertakings and conditions on the investor (including regular reporting commitments). The investor concerned could also be declared criminally liable and be sanctioned, in particular, by exclusion from any public contract or by a fine which may not exceed the highest of the following three amounts: (i) twice the amount of the investment concerned, (ii) 10% of our annual pre-tax revenues and (iii) €5 million (for a company) or €1 million (for an individual). The application of these regulations is likely to constitute a potential barrier to investments made by investors located outside the European Economic Area and could therefore limit our access to sources of financing.
Future sales of ordinary shares or ADSs by existing shareholders could depress the market price of the ordinary shares or ADSs.
Future sales of a substantial number of the ADSs, including as part of this offering, or ordinary shares, or the perception that such sales will occur, could cause a decline in the market price of the ADSs and/or ordinary shares. Sales in the United States of the ADSs and ordinary shares held by our directors, officers and affiliated shareholders or ADS holders are subject to restrictions. If these shareholders or ADS holders sell substantial amounts of ordinary shares or ADSs in the public market, or the market perceives that such sales may occur, the market price of the ADSs or ordinary shares and our ability to raise capital through an issue of equity securities in the future could be adversely affected.
We require substantial additional funding, which may not be available to us on acceptable terms, or at all, and failure to obtain this necessary capital when needed may force us to curtail, delay or discontinue our product candidate development efforts or other operations. These factors raise substantial doubt regarding our ability to continue as a going concern.
From inception, we have financed our growth through successive capital increases, debt including royalty certificates, collaboration and license agreements and payment of French Research tax credit (Credit d’Impôt Recherche) receivables. We continue to pursue research and development activities for lanifibranor.
We have incurred operating losses and negative cash flows from operations since inception due to the innovative nature of the product candidates we were developing and the product candidate we continue to develop, which necessitate a research and development phase spanning several years. We do not expect to generate revenue from product sales in the near future. With the biopharmaceutical industry’s product development phases requiring increasing investments, our financing needs will continue to grow as clinical trials of lanifibranor progress.
The amount and timing of our future funding requirements will depend on many factors, including but not limited to:
•
our ability to close the third tranche of the Structured Financing;

•
the progress, costs, results and timing of our ongoing and planned clinical trials;

•
our ability to reach milestones under our existing license agreements, including our licenses to Chia Tai Tianqing Pharmaceutical Group, Co., LTD., or CTTQ, and Hepalys Pharma, Inc., or Hepalys, or enter into additional collaborations that would generate milestone payments, licensing fees or other sources of income;

•
the willingness of the FDA, the European Medicines Agency, or EMA, the Chinese National Medical Products Administration and other comparable regulatory authorities to accept the clinical trials and pre-clinical studies and other work from us or our licensees as the basis for review and approval of product candidates;
•
the outcome, costs and timing of seeking and obtaining regulatory approvals from the FDA, EMA and other comparable regulatory authorities;

•
the need for additional or expanded pre-clinical studies and clinical trials beyond those that we envision conducting with respect to our current and future product candidates;

•
the success of our current licensees, including CTTQ and Hepalys, and any future collaborator, and the economic and other terms of any licensing, cooperation or other similar arrangements into which we may enter;

•
the number of product candidates and indications that we pursue;

•
the timing and costs associated with manufacturing our product candidates for clinical trials and pre-clinical studies and, if approved, for commercial sale;

•
the timing and costs associated with establishing sales and marketing capabilities;

•
market acceptance of any approved product candidates;

•
the costs of acquiring, licensing or investing in additional businesses, products, product candidates and technologies;

•
the cost to maintain, expand and defend the scope of our intellectual property portfolio, including the amount and timing of any payments we may be required to make, or that we may receive, in connection with licensing, filing, prosecution, defense and enforcement of any patents or other intellectual property rights;

•
our need and ability to hire additional management, development and scientific personnel; and

•
our need to implement additional internal systems and infrastructure, including financial and reporting systems.

As of September 30, 2025, we had cash and cash equivalents of €97.6 million and short-term deposits, convertible in a period exceeding 3 months, of 24.7 million.
As of the date of this prospectus supplement, given our current cost structure and our projected expenditure commitments, we estimate that we would be able to finance our activities until the end of the third quarter of 2026. Accordingly, our current cash and cash equivalents are not sufficient to cover our operating needs for at least the next 12 months. These events and conditions indicate that a material uncertainty exists that may cast significant doubt on our ability to continue as a going concern and, therefore, we may be unable to realize our assets and discharge our liabilities in the normal course of business.
This estimate is based on our current business plan, including the partially implemented strategic pipeline prioritization plan, but excludes any potential future milestone payments payable to or by us, any potential further proceeds from the Structured Financing, and any additional expenditures related to any other product candidates or resulting from any potential in-licensing or acquisition of additional product candidates or technologies, or any associated development we may pursue. We may have based this estimate on assumptions that are incorrect or may amend our business plan in the future, and we may end up using our resources sooner than anticipated.
We will need to raise additional funds to support our activities and research programs and development, as currently planned, through:
•
potential public or private offerings, including this offering; and

•
potential strategic transactions such as business development collaborations and/or other business development arrangements.

The implementation and terms of any new financing will depend on factors, including economic and market factors, over which we have no control. Future financing could take the form of financial debt,

which would affect our financial structure, a capital increase, which would result in shareholder dilution, other securities offerings or strategic transactions, such as a collaboration or other arrangement.
In addition, we cannot guarantee that we will be able to obtain the necessary financing or execute any transaction, through any of the aforementioned measures or by other means, to meet our needs or to obtain funds on acceptable terms and conditions, on a timely basis, or at all. If we are unable to obtain funding in a timely manner, we may be required to significantly curtail, delay or discontinue one or more of our research or development programs or the commercialization of any approved product or be unable to expand our operations or otherwise capitalize on our business opportunities, as desired, which would impair our prospects and operations. The perception that we may be unable to continue as a going concern may impede our ability to pursue any potential financing or strategic opportunities or to operate our business. Ultimately, if we are unable to continue as a going concern, we may have to liquidate our assets and may receive less than the value at which those assets are carried on our financial statements, and it is likely that investors will lose all or part of their investment. Any additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect our ability to develop and, if approved, commercialize our product candidates.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act that are based on our management’s beliefs and assumptions and on information currently available to our management.
All statements other than present and historical facts and conditions contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus, including statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements. When used in this prospectus supplement, the accompanying prospectus or the information incorporated by reference in this prospectus supplement and the accompanying prospectus, the words “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “is designed to,” “may,” “might,” “plan,” “potential,” “predict,” “objective,” “should,” or the negative of these and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about:
•
our plans to research, develop and commercialize our current and future product candidates;

•
the timing, design, duration, recruitment, costs, screening, enrollment and randomization of our planned and ongoing clinical trials;

•
clinical trial data releases and publications and the information and insights that may be gathered from our planned and ongoing clinical trials;

•
the timing of any planned investigational new drug application or NDA;

•
expectations with respect to the benefits of our existing license agreements and future collaborations, including our license agreements with CTTQ and Hepalys on the clinical development, regulatory approvals and, if approved, commercialization of lanifibranor, and the achievement of milestones thereunder and the timing thereof;

•
our ability to successfully cooperate with existing licensees or enter into new collaborations, and to fulfill our obligations under any agreements entered into in connection with such collaborations;

•
the clinical utility, potential benefits and market acceptance of lanifibranor;

•
our commercialization, marketing and manufacturing capabilities and strategy;

•
expectations with respect to our 2025 Pipeline Prioritization Plan and related workforce reduction, including whether the plan will be fully implemented and the timing, potential benefits, expenses and consequences relating thereto;

•
our ability to identify additional products or product candidates with significant commercial potential;

•
our expectations related to the sufficiency of our capital resources and our ability to continue as a going concern, including our expectations with respect to raising additional funds, executing any potential transactions and achievement of milestones and operating targets;

•
our ability to satisfy in part or full the conditions precedent to close the third tranche of the Structured Financing, and the timing thereof;

•
the potential exercise by the investors of our warrants and pre-funded warrants, including the securities issued or to be issued in connection with the Structured Financing and the warrants issued to the EIB;

•
the expected use of proceeds from this offering and any other financing transactions, including capital increases, royalty certificates, warrants and debt financing, and our ability to fulfill our obligations under any agreements entered into in connection with such transactions, including our ability to repay debt in a timely manner, or at all;

•
developments and projections relating to our competitors and our industry;

•
the impact of government laws and regulations;

•
the effects of epidemics or pandemics on our business, operations and development timelines and plans;

•
our expectations regarding our ability to obtain, maintain and enforce intellectual property protection for our products and product candidates and our ability to operate our business without infringing, misappropriating or otherwise violating the intellectual property rights of others;

•
our estimates regarding future revenue, expenses, capital requirements and need for additional financing;

•
unfavorable conditions in our industry, the global economy or global supply chain, including financial and credit market fluctuations, tariffs and other trade barriers, international trade relations, political turmoil, natural catastrophes, warfare (such as the conflict involving Russia and Ukraine, the conflict in the Middle East and the related risk of a larger conflict), and terrorist attacks; and

•
other risks and uncertainties, including those listed in this prospectus supplement under the caption “Risk Factors.” and those listed in our Annual Report on Form 20-F for the year ended December 31, 2024, and those listed on our half-yearly report for the semester ended June 30, 2025 and both filed with the Securities and Exchange Commission.

You should refer to the “Risk Factors” sections contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all.
Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.
You should read this prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.
This prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus may contain market data and industry forecasts that were obtained from industry publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified any third-party information. While we believe the market position, market opportunity and market size information included in this prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus is generally reliable, such information is inherently imprecise.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS
We estimate that we will receive net proceeds from this offering of approximately $       million (€       million), or approximately $       million (€       million) if the underwriters exercise in full their option to purchase additional ADSs from us, based on the public offering price of $     per ADS. after deducting underwriting commissions and estimated offering expenses payable by us.
We currently intend to use the net proceeds from this offering, together with our existing cash and cash equivalents, as follows:
•
approximatively    % to fund the continuation of our NATiV3 Phase 3 clinical trial as well as the continuation of the preparation and initiation of the outcome trial and for commercialization activities; and

•
approximatively    % to fund the working capital and for general corporate purposes.

This expected use of the net proceeds from the offering represents our intentions based upon our current plans, business conditions and clinical trials to date. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of the offering or the amounts that we will actually spend on the uses set forth above.
Based on our planned use of the net proceeds of this offering, and our current cash and cash equivalents and short-term deposits, we estimate that such funds will be sufficient to enable us to fund our operating expenses and capital expenditure requirements at least through       , assuming no exercise of the warrants issued in the Structured Financing, or through        if all warrants issued in the Structured Financing are exercised for proceeds of up to €116.0 million. We have based these estimates on assumptions that may prove to be incorrect, and we could use our available capital resources sooner than we currently expect.
Our management will have significant flexibility in applying the net proceeds of this offering. The timing and amount of our actual expenditures will be based on many factors, including the progress, cost and results of product development and clinical research and trials, the expenses we incur in our sales and marketing efforts, the scope of research and development efforts and other factors described under the caption “Risk Factors” in this prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and our management will have broad discretion in the application of the net proceeds.
Pending our use of the net proceeds from the offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments.

CAPITALIZATION
The following table presents our total capitalization and cash and cash equivalents as of June 30, 2025:
•
on an actual basis; and

•
on an as adjusted basis to give effect to our issuance of shares and the sale of        ADSs in this offering at a public offering price of $       per ADS, after deducting underwriting commissions and estimated offering expenses payable by us.

Our cash and cash equivalents and capitalization following the completion of this offering will depend on the actual offering price and other terms of this offering determined at pricing. The table should be read in conjunction with other sections of this prospectus supplement, the accompanying prospectus and any documents that they incorporate by reference, including our consolidated financial statements and the related notes.
	June 30, 2025
	Actual	As Adjusted
	(In thousands)
Cash and cash equivalents	€122,076	€
Other financial liabilities
Total debt	€132,798	€
Long term debt	€51,599	€
Long term debt – derivatives	€42,251	€
Royalty certificates liabilities	€33,415	€
Short-term debt	€5,533	€
Shareholders’ equity
Ordinary shares, nominal value €0.01 per share, 139,151,274 shares issued and outstanding, actual; shares issued and outstanding, as adjusted	€1,392	€
Premiums related to share capital	€376,755	€
Reserves	€(211,513)	€
Translation reserve	€340	€
Net loss for the period	€(175,882)	€
Total shareholders’ equity	€(8,909)	€
Total capitalization	€123,889	€
The number of ordinary shares (including ordinary shares represented by ADSs and treasury shares) outstanding as of June 30, 2025 was 139,151,274, which excludes:
•
7,121,031 ordinary shares issued upon exercise of pre-funded warrants by their holder after June 30, 2025;

•
78,769,333 ordinary shares issuable upon the exercise of pre-funded warrants issued in the Structured Financing;

•
77,333,319 ordinary shares issuable upon the exercise of the T3 BSAs issued in the T2 Transaction;

•
12,816,375 ordinary shares issuable upon the exercise of warrants issued to EIB;

•
776,333 ordinary shares issuable upon the exercise of founder share warrants (bons de souscription de parts de créateur d’entreprise) or share warrants (bons de souscription d’actions) outstanding as of June 30, 2025;

•
3,116,773 ordinary shares issuable upon the vesting of free shares (actions gratuites) outstanding as of June 30, 2025;

•
13,199,116 ordinary shares issuable upon the exercise of stock options outstanding as of June 30, 2025;

•
1,865,750 ordinary shares issuable upon the exercise of stock options granted after June 30, 2025; and

•
8,567,199 free shares granted subsequent to June 30, 2025.

DILUTION
Our net tangible book deficit as of June 30, 2025 was €(9.0) million ($(10.6) million), or €(0.06) per ordinary share (equivalent to $(0.08) per ADS) with this convenience translation based on the noon buying rate of the Federal Reserve Bank of New York in effect as of June 30, 2025, of €1.00 = $1.1770. Net tangible book deficit per ordinary share is determined by dividing (1) our total assets less our intangible assets and our total liabilities by (2) 139,151,274 ordinary shares outstanding as of June 30, 2025.
After giving effect to the sale of        ADSs in this offering at a public offering price of $       per ADS, and after deducting the underwriting commissions and estimated offering expenses of $       million payable by us, our pro forma as adjusted net tangible book deficit at June 30, 2025 would have been €       million ($       million), or €       per ordinary share ($       per ADS). This represents an immediate increase in net tangible book deficit of €       per share ($       per ADS) to existing shareholders and immediate dilution of €       per share ($       per ADS) to investors in this offering.
The following table illustrates this dilution on a per ADS basis
Public offering price per ADS		$
Net tangible book deficit per ADS as of June 30, 2025	$(0.08)
Increase in net tangible book deficit per ADS attributable to this offering
As adjusted net tangible book deficit per ADS after this offering
Dilution in net tangible book deficit per ADS to new investors in this offering		$
If the underwriters exercise their option to purchase additional ADSs in full, the as adjusted net tangible book deficit per share after this offering would increase to €       per share ($       per ADS). This represents an immediate increase in net tangible book deficit of €       per share ($       per ADS) to existing shareholders and an immediate dilution of €       per share ($       per ADS) to investors in this offering.
The number of ordinary shares (including ordinary shares represented by ADSs and treasury shares) outstanding as of June 30, 2025 was 139,151,274, which excludes:
•
7,121,031 ordinary shares issued upon exercise of pre-funded warrants by their holder after June 30, 2025;

•
78,769,333 ordinary shares issuable upon the exercise of pre-funded warrants issued in the Structured Financing;

•
77,333,319 ordinary shares issuable upon the exercise of the T3 BSAs issued in the T2 Transaction;

•
12,816,375 ordinary shares issuable upon the exercise of warrants issued to EIB;

•
776,333 ordinary shares issuable upon the exercise of founder share warrants (bons de souscription de parts de créateur d’entreprise) or share warrants (bons de souscription d’actions) outstanding as of June 30, 2025;

•
3,116,773 ordinary shares issuable upon the vesting of free shares (actions gratuites) outstanding as of June 30, 2025;

•
13,199,116 ordinary shares issuable upon the exercise of stock options outstanding as of June 30, 2025;

•
1,865,750 ordinary shares issuable upon the exercise of stock options granted after June 30, 2025; and

•
8,567,199 free shares granted subsequent to June 30, 2025.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING
ADSs
We are offering ADSs representing our shares in this offering. Each ADS represents one ordinary share, nominal value €0.01 per share. See “Description of American Depositary Shares” in the accompanying prospectus for more information regarding the rights of ADS holders. See “Description of Share Capital” in the accompanying prospectus for more information regarding our ordinary shares.

MATERIAL U.S. FEDERAL INCOME AND FRENCH TAX CONSIDERATIONS
Material U.S. Federal Income Tax Considerations for U.S. Holders
The following is a summary of certain material U.S. federal income tax considerations for a U.S. holder (as defined below) relating to the acquisition, ownership and disposition of ADSs. This summary addresses only the U.S. federal income tax considerations for U.S. holders that hold such ADSs as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended, or the Code. This summary does not address all U.S. federal income tax matters that may be relevant to a particular U.S. holder. This summary does not address tax considerations applicable to a holder of ADSs that may be subject to special tax rules including, without limitation, the following:
•
banks, financial institutions or insurance companies;

•
brokers, dealers or traders in securities, currencies, commodities, or notional principal contracts;

•
tax-exempt entities or organizations, including an “individual retirement account” or “Roth IRA” as defined in Section 408 or 408A of the Code, respectively;

•
real estate investment trusts, regulated investment companies or grantor trusts;

•
persons that hold the ADSs as part of a “hedging,” “integrated” or “conversion” transaction or as a position in a “straddle” for U.S. federal income tax purposes;

•
S corporations, partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) or other pass-through entities, or persons that will hold the ADSs through such an entity;

•
certain former U.S. citizens or long term residents of the United States;

•
corporations that accumulate income to avoid U.S. federal income tax;

•
persons that received ADSs as compensation for the performance of services; and

•
holders that own directly, indirectly, or through attribution 10% or more of our ADSs and shares by vote or value.

Further, this summary does not address the U.S. federal non-income tax considerations, including estate or gift tax considerations, the Medicare contribution tax on net investment income, the alternative minimum tax considerations, the special tax accounting rules under Section 451(b) of the Code, or any U.S. state, local, or non-U.S. tax considerations of the ownership or disposition of the ADSs.
This description is based on the Code, existing, proposed and temporary U.S. Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, in each case as in effect and available on the date hereof. All the foregoing is subject to change, which change could apply retroactively, and to differing interpretations, all of which could affect the tax considerations described below. There can be no assurances that the U.S. Internal Revenue Service, or the IRS, will not take a position concerning the tax consequences of the ownership or disposition of the ADSs or that such a position would not be sustained. Holders should consult their own tax advisers concerning the U.S. federal, state, local and non-U.S. tax consequences of the ownership and disposition of the ADSs in their particular circumstances.
For the purposes of this summary, a “U.S. holder” is a beneficial owner of ADSs that is (or is treated as), for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation, or other entity that is treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust, if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of such trust or has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.
If a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds ADSs, the U.S. federal income tax consequences relating to an investment in the ADSs will depend in part upon the status of the partner and the activities of the partnership. Such a partner or partnership should consult its tax advisor regarding the U.S. federal income tax considerations of owning and disposing the securities in its particular circumstances.
Persons considering an investment in the ADSs should consult their own tax advisors as to the particular tax consequences applicable to them relating to the ownership and disposition of the ADSs, including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.
Treatment of the ADSs.   The discussion below assumes that the representations contained in the deposit agreement are true and that the obligations in the deposit agreement and any related agreement will be complied with in accordance with their terms. Generally, a U.S. holder of an ADS should be treated for U.S. federal income tax purposes as the beneficial owner of the ordinary shares represented by the ADSs. Accordingly, no gain or loss will be recognized upon an exchange of ADSs for ordinary shares. The U.S. Treasury has expressed concerns that intermediaries in the chain of ownership between the holder of an ADS and the issuer of the security underlying the ADS may be taking actions that are inconsistent with the beneficial ownership of the underlying security. Accordingly, the creditability of foreign taxes, if any, as described below, could be affected by actions taken by intermediaries in the chain of ownership between the holders of ADSs and our company if as a result of such actions the holders of ADSs are not properly treated as beneficial owners of the underlying ordinary shares.
Passive Foreign Investment Company Considerations.   In general, a corporation organized outside the United States generally will be classified as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes in any taxable year in which, after applying certain look-through rules with respect to the income and assets of its subsidiaries, either: (1) at least 75% of its gross income is “passive income” or (2) at least 50% of the average quarterly value of its total gross assets (which would generally be measured by fair market value of our assets, and for which purpose the total value of our assets may be determined in part by the market value of the ADSs, which are subject to change) is attributable to assets that produce “passive income” or are held for the production of “passive income.”
Passive income for this purpose generally includes dividends, interest, royalties, rents (other than royalties and rents which are received from unrelated parties in connection with the active conduct of a trade or business), gains from commodities and securities transactions, the excess of gains over losses from the disposition of assets which produce passive income, and includes amounts derived by reason of the temporary investment of funds raised in offerings of our ADSs. Assets that produce or are held for the production of passive income generally include cash (unless held in a non-interest bearing account for short term working capital needs), marketable securities, and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account. Whether we are a PFIC for any taxable year will depend on the composition of our income (including whether we receive certain non-refundable grants or subsidies and whether such amounts and reimbursements of certain refundable research tax credits will constitute gross income for purposes of the PFIC test) and the composition and value of our assets (which, may be determined in large part by reference to the market price of the ADSs, which is likely to continue to fluctuate) in each year, and because this is a factual determination made annually after the end of each taxable year, there can be no assurance that we will not be considered a PFIC in any taxable year.
Based on our current estimates of the composition of our income and the composition and valuation of our assets for the taxable year ending December 31, 2024, we believe that we likely were not a PFIC for the year ending December 31, 2024. Our status as a PFIC is a fact-intensive determination made on an annual basis after the end of each taxable year and we cannot provide any assurances regarding our PFIC status for the past, current or future taxable years. Accordingly, our U.S. counsel expresses no opinion with respect to our PFIC status for any prior taxable year, and also expresses no opinion with regard to our current or future PFIC status.

If we are a PFIC for any year during which a U.S. holder holds ADSs, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. holder holds the ADSs, unless we cease to meet the requirements for PFIC status and the U.S. holder makes a “deemed sale” election with respect to the ADSs. If the election is made, the U.S. holder will be deemed to sell the ADSs it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain recognized from such deemed sale would be taxed under the PFIC excess distribution regime. After the deemed sale election, the U.S. holder’s ADSs would not be treated as shares of a PFIC unless we subsequently become a PFIC.
If we are a PFIC, and you are a U.S. holder, then unless you make one of the elections described below, a special tax regime will apply to both (a) any “excess distribution” by us to you (generally, your ratable portion of distributions in any year which is greater than 125% of the average annual distribution received by you in the shorter of the three preceding years or your holding period for the ADSs) and (b) any gain realized on the sale or other disposition of the ADSs. Under this regime, any excess distribution and realized gain will be treated as ordinary income and will be subject to tax as if (a) the excess distribution or gain had been realized ratably over your holding period, (b) the amount deemed realized in each year had been subject to tax in each year of that holding period at the highest marginal rate for such year (other than income allocated to the current period or any taxable period before we became a PFIC, which would be subject to tax at the U.S. holder’s regular ordinary income rate for the current year and would not be subject to the interest charge discussed below), and (c) the interest charge generally applicable to underpayments of tax had been imposed on the taxes deemed to have been payable in those years.
Certain elections may alleviate some of the adverse consequences of PFIC status and would result in an alternative treatment of the ADSs. A U.S. holder can make an election, if we provide the necessary information, to treat us as a “qualified electing fund” or QEF in the first taxable year in which we are treated as a PFIC with respect to the U.S. holder. Generally, a U.S. holder must make the QEF election by attaching a separate properly completed IRS Form 8621 to the U.S. holder’s timely filed U.S. federal income tax return for the first taxable year in which the U.S. holder held our ADSs that includes the close of our taxable year for which we met the PFIC gross income test or gross asset test. If we determine that we are a PFIC for any taxable year, we will use commercially reasonable efforts to, and currently expect to, provide the information necessary for U.S. holders to make a QEF election.
If a U.S. holder makes a QEF election with respect to a PFIC, the U.S. holder will be currently taxable on its pro rata share of the PFIC’s ordinary earnings and net capital gain (at ordinary income and capital gain rates, respectively) for each taxable year that the entity is classified as a PFIC. If a U.S. holder makes a QEF election with respect to us, any distributions paid by us out of our earnings and profits that were previously included in the U.S. holder’s income under the QEF election would not be taxable to the holder. A U.S. holder will increase its tax basis in its ADSs by an amount equal to any income included under the QEF election and will decrease its tax basis by any amount distributed on the ADSs that is not included in the holder’s income. If a U.S. holder has made a QEF election with respect to its ADSs, any gain or loss recognized by the U.S. holder on a sale or other disposition of such ADSs will constitute capital gain or loss. U.S. holders should consult their tax advisors regarding making QEF elections in their particular circumstances. If a U.S. holder does not make and maintain a QEF election for the U.S. holder’s entire holding period for our ADSs by making the election for the first year in which the U.S. holder owns our ADSs, the U.S. holder will be subject to the adverse PFIC rules discussed above unless the U.S. holder can properly make a “purging election” with respect to our ADSs in connection with the U.S. holder’s QEF election. A purging election may require the U.S. holder to recognize taxable gain on the U.S. holder’s ADSs.
Alternatively, if a U.S. holder makes a mark-to-market election, the U.S. holder generally will recognize as ordinary income any excess of the fair market value of the ADSs at the end of each taxable year over its adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the ADSs over its fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. holder makes the election, the U.S. holder’s tax basis in the ADSs will be adjusted to reflect these income or loss amounts. Any gain recognized on the sale or other disposition of ADSs in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election) and thereafter as capital loss. The mark-to-market election is available only if we are a PFIC and the ADSs are “regularly traded” on a “qualified exchange.” The ADSs will be treated as “regularly traded” in any calendar year in which more than a de minimis quantity of the ADSs are traded on a qualified exchange on at least 15 days during each calendar quarter (subject to the rule that trades that have as one of their principal purposes the meeting of the trading requirement as disregarded). The ADSs will be listed on the Nasdaq Global Market, which is a qualified exchange for this purpose and, consequently, if the ADSs remain listed on the Nasdaq Global Market and are regularly traded, the mark-to-market election will be available to a U.S. holder of ADSs. Once made, the election cannot be revoked without the consent of the IRS, unless the ADSs cease to be marketable.
If we are determined to be a PFIC, the general tax treatment for U.S. holders described in this section would apply to indirect distributions and gains deemed to be realized by U.S. holders in respect of any of our future subsidiaries that also may be determined to be PFICs. Moreover, a mark-to-market election generally would not be available with respect to any such subsidiaries.
If we were a PFIC (or with respect to a particular U.S. holder were treated as a PFIC) for a taxable year in which we paid a dividend or for the prior taxable year, the favorable tax rate described in “— Distributions” below with respect to dividends paid to certain non-corporate U.S. holders would not apply.
If a U.S. holder owns ADSs during any taxable year in which we are a PFIC, the U.S. holder generally will be required to file an IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund) with respect to the company, generally with the U.S. holder’s federal income tax return for that year. If our company were a PFIC for a given taxable year, then you should consult your tax advisor concerning your annual filing requirements.
The U.S. federal income tax rules relating to PFICs are complex. Prospective U.S. investors are urged to consult their own tax advisers with respect to the acquisition, ownership and disposition of the ADSs, the consequences to them of an investment in a PFIC, any elections available with respect to the ADSs and the IRS information reporting obligations with respect to the acquisition, ownership and disposition of the ADSs.
U.S. Federal Income Tax Consequences If We Are Not a PFIC.   The description of the U.S. federal income tax consequences of the receipt of distributions and the sale or other taxable exchange of our ADSs, described below apply only if we are not a PFIC in the relevant year and our stock is not subject to the rules described above under “— Passive Foreign Investment Company Considerations” because we were a PFIC with respect to a U.S. holder and its ADSs.
Distributions on the ADSs.   Subject to the discussion under “Passive Foreign Investment Company Considerations,” above, the gross amount of any distribution (before reduction for any amounts withheld in respect of French withholding tax) actually or constructively received by a U.S. holder with respect to ADSs will be taxable to the U.S. holder as a dividend to the extent of the U.S. holder’s pro rata share of our current and accumulated earnings and profits as determined under U.S. federal income tax principles. Distributions in excess of earnings and profits will be non-taxable to the U.S. holder to the extent of, and will be applied against and reduce (but not below zero), the U.S. holder’s adjusted tax basis in the ADSs. Distributions in excess of earnings and profits and such adjusted tax basis will generally be taxable to the U.S. holder as described below under “Sale, exchange or other taxable disposition of our ADSs.” However, since we do not calculate our earnings and profits under U.S. federal income tax principles, it is expected that any distribution will be reported as a dividend, even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.
Non-corporate U.S. holders may qualify for the preferential rates of taxation applicable to long-term capital gains (i.e., gains from the sale of capital assets held for more than one year) with respect to dividends on ADSs if we are a “qualified foreign corporation” and certain other requirements are met. A non-United States corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (a) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of these rules and which includes an exchange of information provision, or (b) with respect to any dividend it pays on ADSs which are readily tradable on an established securities market in the United States. The ADSs are currently listed on the Nasdaq Global Market, which is an established securities market in the United States, and we expect the ADSs to be readily tradable on the Nasdaq Global Market. However, there can be no assurance that the ADSs will be considered readily tradable on an established securities market in the United States in later years. Moreover, the Company, which is incorporated under the laws of France, believes that it qualifies as a resident of France for purposes of, and is eligible for the benefits of, the Convention between the Government of the United States of America and the Government of the French Republic for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and Capital, signed on August 31, 1994, as amended and currently in force, or the Treaty, although there can be no assurance in this regard. Further, the IRS has determined that the Treaty is satisfactory for purposes of the qualified dividend rules and that it includes an exchange-of-information program. Therefore, subject to the discussion under “Passive Foreign Investment Company Considerations,” above, if the Treaty is applicable, or if the ADSs are readily tradable on an established securities market in the United States, such dividends will generally be “qualified dividend income” in the hands of individual U.S. holders eligible for the preferential tax rates, provided that certain conditions are met, including conditions relating to holding period and the absence of certain risk reduction transactions. The dividends will not be eligible for the dividends-received deduction generally allowed to corporate U.S. holders.
A U.S. holder generally may claim the amount of any French withholding tax as either a deduction from gross income or a credit against its U.S. federal income tax liability. However, the foreign tax credit is subject to numerous complex limitations that must be determined and applied on an individual basis. Each U.S. holder should consult its own tax advisors regarding the foreign tax credit rules.
In general, the amount of a distribution paid to a U.S. holder in a foreign currency will be the dollar value of the foreign currency calculated by reference to the spot exchange rate on the day the U.S. holder receives the distribution, (actually or constructively), regardless of whether the foreign currency is converted into U.S. dollars at that time. Any foreign currency gain or loss a U.S. holder realizes on a subsequent conversion of foreign currency into U.S. dollars will be U.S. source ordinary income or loss. If dividends received in a foreign currency are converted into U.S. dollars on the day they are received, a U.S. holder should not be required to recognize foreign currency gain or loss in respect of the dividend.
Sale, Exchange or Other Taxable Disposition of the Securities.   A U.S. holder will generally recognize gain or loss for U.S. federal income tax purposes upon the sale, exchange or other disposition of the ADSs in an amount equal to the difference between the U.S. dollar value of the amount realized from such sale or exchange and the U.S. holder’s adjusted tax basis in those ADSs, determined in U.S. dollars. Subject to the discussion under “Passive Foreign Investment Company Considerations” above, this gain or loss will generally be a capital gain or loss. A U.S. holder’s adjusted tax basis in the ADSs generally will be equal to the cost of such ADSs. Under current law, capital gain from the sale, exchange or other disposition of our ADSs by a non-corporate U.S. holder is generally eligible for a preferential rate of taxation applicable to capital gains, if the non-corporate U.S. holder’s holding period determined at the time of such sale, exchange or other taxable disposition for such ADSs exceeds one year (i.e., such gain is long-term taxable gain). The deductibility of capital losses for U.S. federal income tax purposes is subject to limitations under the Code. Any such gain or loss that a U.S. holder recognizes generally will be treated as U.S. source gain or loss for foreign tax credit limitation purposes.
Backup Withholding and Information Reporting.   U.S. holders generally will be subject to information reporting requirements with respect to dividends on our ADSs and on the proceeds from the sale, exchange or disposition of securities that are paid within the United States or through U.S.-related financial intermediaries, unless the U.S. holder is an “exempt recipient.” In addition, U.S. holders may be subject to backup withholding on such payments, unless the U.S. holder provides a taxpayer identification number and a duly executed IRS Form W-9 or otherwise establishes an exemption. Backup withholding is not an additional tax, and the amount of any backup withholding will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
Foreign Asset Reporting.   Certain U.S. holders who are individuals are required to report information relating to an interest in the ADSs, subject to certain exceptions (including an exception for shares held in accounts maintained by U.S. financial institutions) by filing IRS Form 8938 (Statement of Specified Foreign

Financial Assets) with their federal income tax return. U.S. holders are urged to consult their tax advisors regarding their information reporting obligations, if any, with respect to their ownership and disposition of the ADSs.
Material French Income Tax Considerations
The following describes the material French tax consequences to U.S. holders of purchasing, owning and disposing of our ordinary shares or ADSs and, unless otherwise noted, this discussion is the opinion of Gide Loyrette Nouel A.A.R.P.I, our French tax counsel, insofar as it relates to matters of French tax law and legal conclusions with respect to those matters.
This discussion does not purport to be a complete analysis or listing of all potential tax effects thereof to any particular investor, and does not discuss tax considerations that arise from rules of general application or that are generally assumed to be known by investors. All of the following is subject to change. Such changes could apply retroactively and could affect the consequences described below.
The description of the French income tax and real estate wealth tax consequences set forth below is based on the Convention between the Government of the United States of America and the Government of the French Republic for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and Capital of August 31, 1994, or the Treaty, which came into force on December 30, 1995 (as amended by any subsequent protocols, including the protocol of January 13, 2009), and the tax guidelines issued by the French tax authorities in force as of the date of this prospectus, or the Treaty.
If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds ordinary shares or ADSs, the tax treatment of the partnership and a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Such partner or partnership is urged to consult its own tax advisor regarding the specific tax consequences of acquiring, owning and disposing of ordinary shares or ADSs.
French tax rules applicable to French assets that are held by or in foreign trusts provide inter alia for the inclusion of trust assets in the settlor’s net assets for the purpose of applying the French real estate wealth tax, for the application of French gift and death duties to French assets held in trust, for a specific tax on capital on the French assets of foreign trusts not already subject to the French real estate wealth tax and for a number of French tax reporting and disclosure obligations. The following discussion does not address the French tax consequences applicable to securities (including ordinary shares or ADSs) held in trusts. If securities (including ordinary shares or ADSs) are held in trust, the grantor, trustee and beneficiary are urged to consult their own tax advisor regarding the specific tax consequences of acquiring, owning and disposing of securities (including ordinary shares or ADSs).
This discussion applies only to investors that hold securities as capital assets, that have the U.S. dollar as their functional currency, that are entitled to Treaty benefits under the “Limitation on Benefits” provision contained in the Treaty, and whose ownership of the securities is not effectively connected to a permanent establishment or a fixed base in France. Certain U.S. holders (including, but not limited to, U.S. expatriates, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, banks, insurance companies, regulated investment companies, tax-exempt organizations, financial institutions, persons subject to the alternative minimum tax, persons who acquired the securities pursuant to the exercise of employee share options or otherwise as compensation, persons that own (directly, indirectly or by attribution) 5% or more of our voting stock or 5% or more of our outstanding share capital, dealers in securities or currencies, persons that elect to mark their securities to market for U.S. federal income tax purposes and persons holding securities as a position in a synthetic security, straddle or conversion transaction) may be subject to special rules not discussed below.
U.S. holders are urged to consult their own tax advisors regarding the tax consequences of the purchase, ownership and disposition of securities in light of their particular circumstances, especially with regard to the “Limitations on Benefits” provision.

Estate and Gift Taxes and Transfer Taxes
In general, a transfer of securities by gift or by reason of death of a U.S. holder that would otherwise be subject to French gift or inheritance tax, respectively, will not be subject to such French tax by reason of the Convention between the Government of the United States of America and the Government of the French Republic for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Estates, Inheritances and Gifts, dated November 24, 1978 (as amended by the protocol of December 8, 2004), unless (i) the donor or the transferor is domiciled in France at the time of making the gift or at the time of his or her death, or (ii) the securities were used in, or held for use in, the conduct of a business through a permanent establishment or a fixed base in France.
Financial Transaction Tax
Pursuant to Article 235 ter ZD of the Code général des impôts (the French Tax Code, or FTC), purchases of certain securities, including ordinary shares or ADSs, issued by a French company listed on a regulated market of the European Union or on a foreign regulated market formally acknowledged by the French Minister of Economy, after consultation opinion from the French Financial Markets Authority (AMF) are subject to a 0.4% French tax on financial transactions provided that the issuer’s market capitalization exceeds 1 billion euros as of December 1 of the year preceding the taxation year (the rate of the French tax on financial transactions was raised from 0.3% to 0.4% for the acquisitions made as from April 1 2025). A list of French relevant companies whose market capitalization exceeds 1 billion euros as of December 1 of the year preceding the taxation year is published annually and at least once a year, by the French tax authorities. Pursuant to Regulations BOI-ANNX-000467-23/12/2024 issued on December 23, 2024, as at December 1, 2024, our market capitalization did not exceed 1 billion euros so we are not included in such list. In addition, the Nasdaq Capital Market is not currently acknowledged by the French Minister of Economy but this may change in the future.
As a consequence, neither the ADSs nor the ordinary shares are currently within the scope of the French tax on financial transactions.
Following this offering, purchases of our securities may be subject to such tax in the future provided that our market capitalization exceeds 1 billion euros in the year preceding the taxation year and that the Nasdaq Capital Market is acknowledged by the French Minister of Economy.
Registration Duties
In the case where the French tax on financial transactions provided for under Article 235 ter ZD of the FTC is not applicable, (1) transfers of shares issued by a French company, which are listed on a regulated or organized market within the meaning of the French Monetary and Financial Code (Code monétaire et financier), are subject to uncapped registration duties at the rate of 0.1% if the transfer is evidenced by a written statement (“acte”) executed either in France or outside France whereas (2) transfers of shares issued by a French company which are not listed on a regulated or organized market within the meaning of the French Monetary and Financial Code (Code monétaire et financier) are subject to uncapped registration duties at the rate of 0.1% notwithstanding the existence of a written statement (“acte”).
Although there is no case law or official guidelines published by the French tax authorities on this point, transfers of ADSs should remain outside of the scope of the aforementioned 0.1% registration duties.
Tax on Sale or Other Disposition
As a matter of principle, under French tax law, a U.S. holder should not be subject to any French tax on any capital gain from the sale, exchange, repurchase or redemption by us of ordinary shares or ADSs (it being however specified as regards redemption that redemption proceeds may under certain circumstances be partially or fully qualified as dividends for French domestic tax law and, as a result, be subject to French dividend withholding tax), provided such U.S. holder is not a French tax resident for French tax purposes, and has not held more than 25% of our dividend rights, known as “droits aux bénéfices sociaux” at any time during the preceding five years, either directly or indirectly, and as relates to individuals, alone or with relatives.

As an exception, a U.S holder resident, established or incorporated in a non-cooperative State or territory as defined in Article 238-0 A of the FTC other than those States or territories mentioned in 2° of 2 bis of the same Article 238-0 A should be subject to a 75% withholding tax in France on any such capital gain, regardless of the fraction of the dividend rights it holds. The list of non-cooperative State or territories is published by decree and is in principle updated annually. This list was last updated on April 18, 2025, and currently includes Anguilla, Antigua and Barbuda, Fiji, Guam, US Virgin Islands, Palau, Panama, Russia, Samoa, American Samoa, Trinidad and Tobago, Turk and Caicos Islands and Vanuatu. States referred to in Article 238-0 A 2 bis 2° of the FTC, and thus outside of the scope of Article 244 bis B of the FTC, are currently Fiji, Guam, US Virgin Islands, Palau, Panama, Russia, Samoa, American Samoa and Trinidad and Tobago.
In general, under application of the Treaty, a U.S. holder who is a U.S. resident for purposes of the Treaty and entitled to Treaty benefit will not be subject to French tax on any such capital gain (other than redemption proceeds characterized as dividends under French domestic tax law or administrative guidelines) unless the ordinary shares or the ADSs form part of the business property of a permanent establishment or fixed base that the U.S. holder has in France. U.S. holders who own ordinary shares or ADSs through U.S. partnerships that are not resident for Treaty purposes are advised to consult their own tax advisors regarding their French tax treatment and their eligibility for Treaty benefits in light of their own particular circumstances.
Taxation of Dividends
Dividends paid by a French corporation to beneficial owners that are non-residents of France are generally subject to French withholding tax at a rate of 12.8% when the recipient is an individual and 25% otherwise. Dividends paid by a French corporation in a non-cooperative State or territory, as defined in Article 238-0 A of the FTC other than those States or territories mentioned in 2° of 2 bis of the same Article 238-0 A, may be subject to French withholding tax at a rate of 75%. However, eligible U.S. holders, other than individuals subject to the French withholding tax at a rate of 12.8%, entitled to Treaty benefits under the “Limitation on Benefits” provision contained in the Treaty who are U.S. residents, as defined pursuant to the provisions of the Treaty, will not be subject to this 25% or 75% withholding tax rate, but may be subject to the withholding tax at a reduced rate (as described below).
Under the Treaty, the rate of French withholding tax on dividends paid to an eligible U.S. holder who is a U.S. resident as defined pursuant to the provisions of the Treaty and the beneficial owner of these dividends and whose ownership of the ordinary shares or ADSs is not effectively connected with a permanent establishment or fixed base that such U.S. holder has in France, may be reduced to 15%, or to 5% if such U.S. holder is a corporation and owns directly or indirectly at least 10% of the share capital of the issuer; such U.S. holder may claim a refund from the French tax authorities of the amount withheld in excess of the Treaty rates of 15% or 5%, if any.
For U.S. holders that are not individuals but are U.S. residents, as defined pursuant to the provisions of the Treaty, the requirements for eligibility for Treaty benefits, including the reduced 5% or 15% withholding tax rates contained in the “Limitation on Benefits” provision of the Treaty, are complex, and certain technical changes were made to these requirements by the protocol of January 13, 2009. U.S. holders are advised to consult their own tax advisors regarding their eligibility for Treaty benefits in light of their own particular circumstances. Dividends paid to an eligible U.S. holder may immediately be subject to the reduced rates of 5% or 15% provided that:
•
such holder establishes before the date of payment that it is a U.S. resident under the Treaty by completing and providing a treaty form (Form 5000) in accordance with the French guidelines (BOI-INT-DG-20-20-20-20-12/09/2012); or

•
the applicable financial institution managing the securities account in the United States of such holder provides the French paying agent with a document listing certain information about the U.S. holder and its ordinary shares or ADSs and a certificate whereby the financial institution managing the U.S. holder’s securities account in the United States takes full responsibility for the accuracy of the information provided in the document.

Otherwise, dividends paid to a U.S. holder, other than individuals subject to the French withholding tax at a rate of 12.8%, will be subject to French withholding tax at the rate of 25%, or 75% if paid in a non-cooperative State or territory (as defined in Article 238-0 A of the FTC, other than those States or territories mentioned in 2° of 2 bis of the same Article 238-0 A), and then reduced at a later date to 5% or 15%, provided that such holder duly completes and provides the French tax authorities with the treaty forms Form 5000 and Form 5001 before December 31 of the calendar year following the year during which the dividend is paid (due to recent case law regarding the statute of limitation for filing a withholding tax claim; U.S. holders are advised to consult their own tax advisors in this respect).
Certain qualifying pension funds and certain other tax-exempt entities are subject to the same general filing requirements as other U.S. holders except that they may have to supply additional documentation evidencing their entitlement to these benefits.
Form 5000 and Form 5001, together with instructions, will be provided upon request to all U.S. holders with registered ADS positions. Absent timely completion and filing with the French tax authorities of required forms to obtain a reduced withholding tax rate, distributions will be withheld at the full tax rate of 25% or 75% as applicable. In that case, the U.S. holders may claim a refund from the French tax authorities of the excess withholding tax.
Since the withholding tax rate applicable under French domestic law to U.S. holders who are individuals does not exceed the cap provided in the Treaty (i.e., 15%), the 12.8% rate shall apply, without any reduction provided under the Treaty.
Besides, please note that pursuant to Article 235 quater of the FTC and under certain conditions (in particular reporting obligations), a corporate U.S. holder which is in a tax loss position for the fiscal year during which the dividend is received may be entitled to a deferral regime, and obtain a withholding tax refund. The tax deferral ends in respect of the first financial year during which this U.S. holder is in a profit making position, as well as in the cases set out in Article 235 quater of the FTC. Also, pursuant to Article 235 quinquies of the FTC and under certain conditions, a corporate U.S. Holder may be entitled to a refund of a fraction of the withholding tax, up to the difference between the withholding tax paid (on a gross basis) and the withholding tax based on the dividend net of the expenses incurred for the acquisition and conservation directly related to the income, provided (i) that these expenses would have been tax deductible had the U.S. Holder been established in France, and (ii) that the tax rules in the United States do not allow the U.S. Holder to offset the withholding tax.
Real Estate Wealth Tax
On January 1, 2018, the French wealth tax was replaced with a real estate wealth tax (“impôt sur la fortune immobilière”, or “IFI”). Individuals holding directly or indirectly through one or more legal entities real estate assets or rights with a value exceeding €1,300,000 may fall within the scope of the IFI. A general exclusion applies to real estate assets owned by companies carrying out a commercial or industrial activity when the taxpayer (together with the members of his/her household) holds directly or indirectly less than 10% of the share capital or voting rights of the company. Ordinary shares or ADSs owned by a U.S. holder should not fall within the scope of the IFI provided that such U.S. holder does not own (together with the members of his/her household) directly or indirectly a shareholding exceeding 10% of the financial rights and voting rights of our share capital. U.S. holders holding directly or indirectly a shareholding exceeding 10% of the financial rights and voting rights of our share capital should seek additional advice.

UNDERWRITING
Leerink Partners LLC and Piper Sandler & Co. are acting as underwriters and joint bookrunning managers for this offering. Subject to the terms and conditions set forth in the underwriting agreement dated the date of this prospectus supplement, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of ADSs set forth opposite its name below.
Underwriter	Number of ADSs
Leerink Partners LLC
Piper Sandler & Co.
Total
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the ADSs sold under the underwriting agreement if any of the ADSs are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the ADSs, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the ADSs, and subject to other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions
The underwriters have advised us that they propose initially to offer the ADSs to the public at the public offering prices set forth on the cover page of this prospectus supplement and to dealers at those prices less a concession not in excess of $      per ADS. After the initial offering of the ADSs, the public offering prices, concessions or any other term of this offering may be changed by the underwriters.
The following table shows the public offering prices, underwriting commissions and proceeds, before expenses, to us.
	Per ADS	Total
Public offering price	$	$
Underwriting commissions	$	$
Proceeds, before expenses, to us	$	$
We estimate expenses payable by us in connection with this offering, other than the underwriting commissions referred to above, will be approximately $       . The underwriters have agreed to reimburse us for certain expenses.
Option to Purchase Additional ADSs
We have granted an option to the underwriters, exercisable for 30 days after the date of the underwriting agreement, to purchase up to         additional ADSs at the public offering price, less underwriting commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to the conditions contained in the underwriting agreement, to purchase a number of additional ADSs proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities
We have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with, or submit to, the SEC a registration statement under the Securities Act relating to, any ordinary shares or ADSs or any securities convertible into or exchangeable or exercisable for any ordinary shares or ADSs, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences associated with the ownership of any ordinary shares or ADSs or any such other securities, in cash or otherwise (regardless of whether any of these transactions are to be settled by the delivery of ordinary shares or ADSs or such other securities, in cash or otherwise), in each case without the prior written consent of each of Leerink Partners LLC and Piper Sandler & Co. for a period of 90 days after the date of this prospectus, subject to certain exceptions, including:
•
the issuance by us of ordinary shares or ADSs to be issued or sold under the underwriting agreement;

•
the issuance by us of ordinary shares or ADSs, or options or warrants (including free shares, BSCPE founder share warrants, stock options and BSA share warrants) to purchase ordinary shares or ADSs, issued pursuant to (w) any employee or non-employee director or management benefit, stock option, warrant plan, stock bonus or other stock plan or arrangement described herein and in effect as of the date hereof, (x) any employee or non-employee director or management benefit, stock option, warrant plan, stock bonus or other stock plan or arrangement to be approved by our board of directors with terms substantially similar to the terms of the plans or arrangements described under (w) above, (y) any successor or replacement equity plan approved within 30 days of this prospectus supplement by our board of directors and shareholders to individuals newly appointed as our executive officers or (z) any modified equity plan, or modifications of existing equity plans, as approved by our board of directors and shareholders in accordance with the terms of such plans, provided that any such options or warrants cannot be vested or exercisable during the period of 90 days from the date of this prospectus;

•
the filing by us of a registration statement with the SEC on Form S-8 to register ordinary shares or ADSs issuable pursuant to the terms of any management benefit, stock option, warrant plan, stock bonus or other stock plan described herein;

•
the issuance by us of ordinary shares or ADSs in connection with any joint venture, commercial or collaborative relationship or the acquisition or license by us of the securities, business, property or other assets of another person or entity or pursuant to any employee benefit plan as assumed by us in connection with any such acquisition, provided, however, that (i) such ordinary shares shall not in the aggregate exceed 5% of our outstanding share capital following the consummation of this offering and (ii) the recipients thereof provide the underwriters with lock-up agreements substantially similar to those executed by our directors and officers and certain holders of our ordinary shares in connection with this offering;

•
sales under our liquidity agreement with Kepler Cheuvreux, provided that no such sales will occur prior to the 31st day following the date of the underwriting agreement;

•
issuance of ordinary shares or ADSs upon exercise of warrants or pre-funded warrants to purchase ordinary shares or ADSs, pursuant to the terms of such warrants or pre-funded warrants described herein.

Our directors and executive officers, and certain holders of our ordinary shares have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons or entities, with limited exceptions, for a period of 90 days after the date of this prospectus, may not, without the prior written consent of each of Leerink Partners LLC and Piper Sandler &  Co., (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any ordinary shares, including ordinary shares represented by ADSs, or any securities convertible into or exercisable or exchangeable for our ordinary shares or ADSs (including, without limitation, ordinary shares or ADSs or such other securities which may be deemed to be beneficially owned by such directors and executive officers in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) or publicly disclose the intention to make any offer, sale pledge or disposition or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any ordinary shares or ADSs or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ordinary shares or ADSs or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any ordinary shares or ADSs or any security convertible into or exercisable or exchangeable for our ordinary shares or ADSs, in each case, subject to certain exceptions, including:
•
transfers or dispositions of the ordinary shares and ADSs acquired in open market transactions after the consummation of this offering (provided that (i) no filing or notification under the Exchange Act will be required or (ii) any other public announcement or filing will be voluntarily made within 90 days of the date of the final prospectus);

•
transfers of ordinary shares or ADSs as a bona fide gift or gifts or by will, testamentary document or intestate succession;

•
distributions of ordinary shares or ADSs to partners, members, trust beneficiaries or shareholders of the lock-up signatory;

•
transfers of ordinary shares or ADSs to any trust for the direct or indirect benefit of the lock-up signatory or the immediate family of the lock-up signatory;

•
transfers of ordinary shares or ADSs solely by operation of law, such as pursuant to a qualified domestic order;

•
transfers of ordinary shares or ADSs in connection with a divorce settlement;

•
transfers of ordinary shares or ADSs to affiliates (within the meaning set forth in Rule 405 of the Securities Act) of the lock-up signatory or any investment fund or other entity controlled or managed by the lock-up signatory or any investment fund or other entity that controls the lock-up signatory, if the lock-up signatory is a corporation, partnership, limited liability company, trust or other business entity;

•
transfer of ordinary shares or ADSs to us in connection with a repurchase in connection with the termination of the employment of the lock-up signatory;

•
transfers of ordinary shares or ADSs pursuant to a bona-fide third-party tender offer, merger, consolidation or other similar transaction that is approved by our board of directors and made to all holders of our ordinary shares or ADSs, the result of which is that a person, or group of persons, other than the Company becomes beneficial owner of more than 50% of our voting stock; and

•
the establishment of a trading plan meeting the requirements of Rule 10b5-1 under the Exchange Act; and

•
the receipt, exercise, vesting or forfeiture of, or removal or lapse of restrictions on any warrant (including any share warrant (bon de souscription d’actions) or founder’s share warrant (bon de souscription de parts de créateur d’entreprise), options to purchase ordinary shares or ADSs, ordinary shares or ADSs issued upon exercise of any warrant (including any share warrant (bon de souscription d’actions) or founder’s share warrant (bon de souscription de parts de créateur d’entreprise), option, restricted ordinary share or other award pursuant to any equity incentive plan or agreement in existence as of the date of and described in the prospectus, so long as such transaction or event does not involve the sale or transfer of any ordinary shares or ADSs (other than (i) sales or transfers permitted under the bullets above and (ii) from the lock-up signatory to the Company pursuant to a cashless or net exercise of a security to cover the exercise price or taxes due upon the exercise or vesting of such security).

provided, however, that
•
in the case of any transfer or distribution pursuant to the second to seventh above, it will be a condition of such transfer or disposition that the transferee agrees to be bound in writing by the restrictions set forth above;

•
in the case of any transfer or distribution made pursuant to the second, fifth or eighth bullets above, any required filing under the Exchange Act or other required public announcement states the nature of such transfer or distribution;

•
in the case of any transfer or distribution made pursuant to the third, fourth, sixth and seventh bullets above, no filing under the Exchange Act or other public announcement shall be required or voluntarily made in connection with such transfer or distribution (other than in the case of a transfer described in the fourth or eighth bullets, which shall state that such transfers have been made for tax purposes); and

•
any such transfer, other than pursuant to the second through seventh bullets above, shall not involve a disposition for value.

Listings
Our ordinary shares are traded on Euronext Paris under the symbol “IVA.” The ADSs representing our ordinary shares are listed on the Nasdaq Global Market under the symbol “IVA.”
Price Stabilization, Short Positions and Penalty Bids
Until the distribution of the securities is completed, SEC rules may limit the underwriters and selling group members from bidding for and purchasing the ADSs. However, the underwriters may engage in transactions that stabilize the price of the ADSs, such as bids or purchases to peg, fix or maintain that price.
In connection with this offering, the underwriters may purchase and sell the ADSs in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering. Stabilizing transactions consist of various bids for or purchases of ADSs made by the underwriters in the open market prior to the closing of this offering.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the ADSs or preventing or retarding a decline in the market price of the ADSs. As a result, the price of the ADSs may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on Euronext Paris, in the over-the-counter market or otherwise.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the ADSs. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Electronic Distribution
In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.
Settlement
We expect to deliver the ADSs on or about the date of delivery specified on the cover page of this prospectus supplement, which is the second business day following the trade date of the ADSs (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the ADSs prior to the business day preceding the date of delivery will be required, by virtue of the fact that the ADSs initially will settle in T+2, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Other Relationships
The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. For example, Piper Sandler & Co. is the sales agent under our Sales Agreement, dated October 14, 2025, in connection with our at-the-market program.
Selling Restrictions
European Economic Area
In relation to each Member State of the European Economic Area, or each, a Member State, no securities have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that securities may be offered to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:
•
to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

•
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

•
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.
Each person in a Member State who receives any communication in respect of, or who acquires any securities under, the offering contemplated hereby will be deemed to have represented, warranted and agreed to and with each of the underwriters and their affiliates and to us that:
•
it is a qualified investor within the meaning of the Prospectus Regulation; and

•
in the case of any securities acquired by it as a financial intermediary, as that term is used in Article 5 of the Prospectus Regulation, (i) the securities acquired by it in the offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the Prospectus Regulation, or have been acquired in other circumstances falling within the points (a) to (d) of Article 1(4) of the Prospectus Regulation and the prior consent of the underwriters has been given to the offer or resale; or (ii) where the securities have been acquired by it on behalf of persons in any Member State other than qualified investors, the offer of those securities to it is not treated under the Prospectus Regulation as having been made to such persons.
According to the product governance requirements contained within: (a) EU Directive 2014/65/EU on markets in financial instruments, as amended, or MiFID II; (b) Articles 9 and 10 of Commission Delegated Directive (EU) 2017/593 supplementing MiFID II; and (c) local implementing measures, or together, the MiFID II Product Governance Requirements, and disclaiming all and any liability, which any “manufacturer” (for the purposes of the MiFID II Product Governance Requirements) may otherwise have with respect thereto, the target market assessment in respect of the securities offered in the offering has led to the conclusion that (i) the target market for the securities is eligible counterparties and professional clients only, each as defined in Directive 2014/65/EU as amended; and (ii) all channels for distribution of the securities to eligible counterparties and professional clients are appropriate.
France
The securities have not been and will not be offered or sold to the public in the Republic of France, and no offering of this prospectus or any marketing materials relating to the securities may be made available or distributed in any way that would constitute, directly or indirectly, an offer to the public in the Republic of France (except for public offerings defined in Article L.411-2 1° of the French Code monétaire et financier).
The securities may only be offered or sold in France pursuant to article L. 411-2 1° of the French Code monétaire et financier to qualified investors (investisseurs qualifiés) (as such term is defined in Article 2(e) of the Prospectus Regulation) acting for their own account, and in accordance with articles L. 411-1, L. 411-2 and D. 411-2 to D.411-4 of the French Code monétaire et financier.
Prospective investors are informed that:
•
neither this prospectus nor any other offering materials relating to the securities described in this prospectus has been submitted for clearance to the French financial markets authority (Autorité des marchés financiers);

•
neither this prospectus, nor any offering material relating to the securities described in this prospectus has been or will be released, issued, distributed or caused to be released, issued or distributed to the public in France or used in connection with any offer for subscription or sale of the ordinary shares, including ordinary shares represented by ADSs to the public in France within the meaning of article L. 411-1 of the French Code monétaire et financier (other than public offerings defined in Article L.411-2 1° of the French Code monétaire et financier);

•
individuals or entities referred to in article L. 411-2 1° of the French Code monétaire et financier may participate in the offering, as provided under article D.411-4of the French Code monétaire et financier; and

•
the direct and indirect distribution or sale to the public of the securities described in this prospectus acquired by them may only be made in compliance with articles L. 411-1, L. 411-2 1°, L. 412-1 and L. 621-8 to L. 621-8-2 of the French Code monétaire et financier.

United Kingdom
No securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the Financial Conduct Authority, except that the securities may be offered to the public in the United Kingdom at any time:
•
to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

•
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

•
in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000, or the FSMA,

provided that no such offer of the securities shall require us or any representative to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
Canada
The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Australia
This document does not constitute a prospectus, product disclosure statement or other disclosure document under the Australia’s Corporations Act 2001 (Cth), or the Corporations Act, of Australia. This document has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this document in Australia:
You confirm and warrant that you are either:
•
a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

•
a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made; or

•
a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance.
You warrant and agree that you will not offer any of the shares or warrants issued to you pursuant to this document for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.
Hong Kong
The ADSs may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of

Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the ADSs may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to ADSs which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.
Japan
No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended) (the “FIEA”) has been made or will be made with respect to the solicitation of the application for the acquisition of the ADSs. Accordingly, the ADSs have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Singapore
Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented, warranted and agreed that it has not offered or sold any ADSs or caused the ADSs to be made the subject of an invitation for subscription or purchase and will not offer or sell any ADSs or cause the ADSs to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ADSs, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Singapore Securities and Futures Act Product Classification — Solely for the purposes of our obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the ADSs are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Switzerland
The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the issuer or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.
Israel
This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the ADSs is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

MATERIAL CHANGES
Except as described above or otherwise described in our Annual Report on Form 20-F for the year ended December 31, 2024 and in our reports on Form 6-K incorporated by reference into this prospectus supplement, no reportable material changes have occurred since December 31, 2024.
ENFORCEMENT OF CIVIL LIABILITIES
We are a corporation organized under the laws of France. Half of our directors are citizens and residents of countries other than the United States, and the majority of our assets are located outside of the United States. We have appointed an agent for service of process in the United States; however, it may be difficult for investors:
•
to obtain jurisdiction over us or our non-U.S. resident officers and directors in U.S. courts in actions predicated on the civil liability provisions of the U.S. federal securities laws;

•
to enforce in U.S. courts judgments obtained in such actions against us or our non-U.S. resident officers and directors;

•
to bring an original action in a French court to enforce liabilities based upon the U.S. federal securities laws against us or our non-U.S. resident officers or directors; and

•
to enforce against us or our directors in non-U.S. courts, including French courts, judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws.

Nevertheless, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would be recognized and enforced in France provided that a French judge considers that this judgment meets the requirements under the French rules of international private law concerning the recognition and the enforcement of foreign judgments and is capable of being immediately enforced in the United States. A French court is therefore likely to grant the enforcement of a foreign judgment without a review of the substantive matters thereby adjudicated, only if (1) the United States federal or state court has jurisdiction and the dispute is clearly connected to the territory of the court which rendered the judgement, (2) the judgment is not tainted by fraud, (3) the judgment complies with French substantive and procedural rules of international public policy (ordre public international), including principles of due process (principe du contradictoire) and notably the right to a fair trial, and (4) the judgment is not irreconcilable with an earlier judgment rendered or recognized by a French court in the same or related matter. The French court may require all relevant supporting documents to be translated into the French language by a “sworn translator” (traducteur assermenté) as a condition to their admissibility into evidence or for purposes of enforcement.
In addition, French law guarantees full compensation for the harm suffered but is limited to the actual damages, so that the victim does not suffer or benefit from the situation. Such system excludes damages such as, punitive and exemplary damages.
As a result, the enforcement, by U.S. investors, of any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities law against us or members of our board of directors, officers or certain experts named herein who are residents of France or countries other than the United States would be subject to the above conditions.
Finally, there may be doubt as to whether a French court would impose civil liability on us, the members of our board of directors, our officers or certain experts named herein in an original action predicated solely upon the U.S. federal securities laws brought in a court of competent jurisdiction in France against us or such members, officers or experts, respectively.

LEGAL MATTERS
Cooley LLP, New York, New York is representing us in connection with this offering. The validity of the securities offered by this prospectus supplement and certain other matters of French law will be passed upon for us by Gide Loyrette Nouel A.A.R.P.I, Paris, France. Legal counsel to the underwriters in connection with this offering is Davis Polk & Wardwell LLP, New York, New York and, as to French law, CMS Francis Lefebvre, Paris.
EXPERTS
The consolidated financial statements of Inventiva S.A. and subsidiary as of and for the years ended December 31, 2024, 2023 and 2022 appearing in our Annual Report on Form 20-F for the year ended December 31, 2024, have been audited by KPMG S.A., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The offices of KPMG S.A. are located at Tour Eqho, 2 avenue Gambetta, CS 60055, 92066 Paris la Défense Cedex.
The audit report covering the December 31, 2024 consolidated financial statements of Inventiva S.A. and subsidiary contains an explanatory paragraph that states that as discussed in Note 3.18 to the consolidated financial statements, the Company has incurred operating losses and negative cash flows from operations since inception and given its current cost structure and its projected expenditure commitments, the Company estimates that it should be able to finance its activities until the middle of the third quarter of 2025. Accordingly, the Company’s current cash and cash equivalents are not expected to be sufficient to cover its operating needs for at least the next twelve months. These matters raise substantial doubt about the ability of the Company to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3.18. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.
We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. Under the Exchange Act, we file annual reports on Form 20-F and other information with the SEC. We also furnish to the SEC under cover of Form 6-K material information required to be made public in France, filed with and made public by any stock exchange on which we are listed or distributed by us to our shareholders. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC. The address of the SEC website is www.sec.gov
We also maintain a website at www.inventivapharma.com through which you can access our SEC filings. The information set forth on our website is not part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we have filed with the SEC. This means that we can disclose important information by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will also be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the date of filing of such documents and will automatically update and supersede previously filed information, including information contained in this document.
The documents we are incorporating by reference are:
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Our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on April 15, 2025;

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our reports on Form 6-K furnished to the SEC on February 20, 2025 (including exhibit 99.1 thereto), April 1, 2025 (including exhibit 99.1 thereto), May 5, 2025 (including exhibits 99.1 and 99.2 thereto), May 23, 2025 (including exhibit 99.1 thereto), July 7, 2025 (including exhibit 99.1 thereto), July 9, 2025 (including exhibit 99.1 thereto), September 29, 2025 (including exhibits 99.1 and 99.2 thereto), October 1, 2025 (including exhibit 99.1 thereto), and October 14, 2025 (including exhibit 99.2 thereto); and

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the description of ADSs representing our ordinary shares contained in our Registration Statement on Form 8-A filed with the SEC on July 7, 2020, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement (if they state that they are incorporated by reference into this prospectus supplement) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus supplement.
Unless expressly incorporated by reference, nothing in this prospectus supplement and the accompanying prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:
Inventiva S.A.
50, rue de Dijon
21121 Daix France
Tel: +33 3 80 44 75 00
You may also access these documents on our website, www.inventivapharma.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement and the accompanying prospectus. We have included our website address in this prospectus supplement solely as an inactive textual reference.

EXPENSES
The following table sets forth fees and expenses payable by the registrant, other than underwriting commissions, in connection with the issuance and distribution of the securities being registered hereby. All amounts set forth below are estimates. All of such expenses are being borne by the registrant.
Legal fees and expenses	$
Accounting fees and expenses
Printing expenses
Miscellaneous expenses
Total	$

PROSPECTUS
$300,000,000
Ordinary Shares
American Depositary Shares representing Ordinary Shares
Warrants to Purchase Ordinary Shares or American Depositary Shares
This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $300,000,000 of our ordinary shares, including ordinary shares represented by American Depositary Shares, or ADSs, as well as warrants to purchase ordinary shares or ADSs. These securities may be offered individually or in any combination.
This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.
Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.
ADSs representing our ordinary shares are listed on the Nasdaq Global Market under the symbol “IVA.” On October 8, 2025, the last reported sale price of the ADSs on the Nasdaq Global Market was $5.36 per ADS. Our ordinary shares are listed on Euronext Paris under the symbol “IVA.” On October 8, 2025, the closing price of our ordinary shares on Euronext Paris was €4.515 per ordinary share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Global Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. There is currently no market through which warrants may be sold and purchasers may not be able to resell warrants purchased under this prospectus. This may affect the pricing of any warrants in the secondary market, the transparency and availability of trading prices, the liquidity of the warrants and the extent of issuer regulation. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 8 of this prospectus under the caption “Risk Factors” and under the caption “Risk Factors” in our most recent Annual Report on Form 20-F incorporated by reference in this prospectus. We may also include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.
Owning our securities may subject you to tax consequences both in France and in the United States. This prospectus and any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in this prospectus and any applicable prospectus supplement. In addition, your ability to enforce civil liabilities under U.S. federal securities laws may be affected adversely by the fact that we are incorporated under the laws of France, many of our officers and directors and experts named in this prospectus are residents of France or elsewhere outside of the United States, and a substantial portion of our assets and the assets of such persons are located outside the United States. See “Enforcement of Civil Liabilities.”
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 3, 2025.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer ordinary shares, including ordinary shares represented by ADSs, and warrants to purchase ordinary shares or ADSs, either individually or in combination, in one or more offerings, with a total aggregate offering price of up to $300,000,000. This prospectus provides you with a general description of the securities we may offer.
Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities offered.
THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we, nor any agent, underwriter or dealer take any responsibility for, or provide any assurance as to the reliability of, any other information others may give you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.
This prospectus and the information incorporated herein by reference contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”
Unless otherwise indicated in this prospectus, “Inventiva,” “the company,” “our company,” “we,” “us” and “our” refer to Inventiva S.A. and its consolidated subsidiary.
In this prospectus, references to “euro” or “€” are to the legal currency of the countries of the European Union, including the Republic of France, and references to “dollars,” “U.S. dollars” or “$” are to the legal currency of the United States of America.

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PROSPECTUS SUMMARY
The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent filings with the SEC including our Annual Reports on Form 20-F and reports on Form 6-K, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.
Company Overview
We are a clinical-stage biopharmaceutical company focused on the research and development of oral small molecule therapies for the treatment of patients with metabolic dysfunction-associated steatohepatitis, or MASH. We are currently evaluating lanifibranor, a novel pan-PPAR agonist, in the NATiV3 pivotal Phase 3 clinical trial for the treatment of adult patients with MASH, a common and progressive chronic liver disease.
MASH is believed to affect from 3% up to 12% of the United States adult population and is considered a leading cause of cirrhosis, liver transplantation and liver cancer. Compared to the general population, patients with MASH have a ten-fold greater risk of liver-related mortality. MASH is characterized by a metabolic process known as steatosis, or the excessive accumulation of fat in the liver, inflammation and ballooning of liver cells and progressive liver fibrosis that can ultimately lead to cirrhosis. Lanifibranor is an orally-available small molecule in development for the treatment of MASH that acts to induce anti-fibrotic, anti-inflammatory and beneficial vascular and metabolic changes in the body by activating all three peroxisome proliferator-activated receptor, or PPAR, isoforms. PPARs are well-characterized nuclear receptor proteins that regulate gene expression, and their relevance for the fibrotic, inflammatory, vascular and metabolic processes that characterize MASH is well-established. While there are other PPAR agonists that target only one or two PPAR isoforms, lanifibranor is the only pan-PPAR agonist, meaning that it targets the three isoforms, in clinical development. We believe that this pan-PPAR approach provides for a combination of anti-fibrotic, anti-inflammatory and beneficial vascular and metabolic effects that cannot be obtained with single and dual PPAR agonists.
In June 2020, we announced positive topline results from our NATIVE Phase 2b clinical trial (Nash Trial to Validate IVA337 Efficacity) of lanifibranor in patients with MASH. In this trial, treatment with lanifibranor at a dose of 1,200 mg/day met the primary endpoint of a reduction in inflammation and ballooning with no worsening of fibrosis after 24 weeks of treatment, while continuing to show the favorable tolerability profile observed in prior clinical trials of lanifibranor. Treatment with lanifibranor at doses of 800 mg/day and 1,200 mg/day also met the key secondary endpoints of resolution of MASH with no worsening of fibrosis and, at the 1,200 mg/day dose, improvement in liver fibrosis without worsening MASH, which are the primary endpoints relevant for seeking accelerated approval from the U.S. Food and Drug Administration, or FDA, and conditional approval from the European Medical Agency, or EMA, after completion of our Phase 3 clinical trial, if successful. In October 2020, the FDA granted Breakthrough Therapy designation to lanifibranor for the treatment of MASH based on Phase 2b data, in addition to Fast Track designation which was previously granted to lanifibranor in this indication. In September 2021, the FDA decided that the Fast Track designation previously granted to lanifibranor in MASH also encompasses the treatment of MASH patients with compensated cirrhosis. We believe that lanifibranor is the first oral drug candidate to be granted this status for the treatment of MASH since January 2015. The Breakthrough Therapy designation by the FDA is intended to expedite the development and review of drug candidates for serious or life-threatening conditions. To qualify for this designation, drug candidates must show preliminary clinical evidence that they may demonstrate a substantial improvement on at least one clinically significant endpoint over available therapies or over placebo if there are no approved therapies. In October 2021, we announced the publication of results from our NATIVE Phase 2b clinical trial in the New England Journal of Medicine. In December 2021, we announced positive results of a clinical QT/QTc study demonstrating lanifibranor had no impact on QT/QTc intervals. This study assessed lanifibranor’s impact on cardiac repolarization and was conducted in accordance with FDA guidance in a Phase 1 double-blind clinical trial. The QT/QTc study was conducted in 217 healthy subjects who were randomized into four arms: placebo, lanifibranor 1200mg/day, lanifibranor 2400 mg/day and moxifloxacin 400mg/day (positive control). The primary endpoint was demonstration of no prolongation of the QT interval in healthy subjects, monitored by electrocardiogram during the first 24 hours after dosing and on the last day of treatment. Results showed that repeated daily administration of lanifibranor dosed at two-fold higher than the anticipated maximal therapeutic dose had no effect on cardiac electrical activity. Lanifibranor was well tolerated at both dose levels.
In light of the results of our NATIVE Phase 2b clinical trial of lanifibranor in patients with MASH, we initiated a Phase 3 clinical trial of lanifibranor in patients with MASH, NATiV3, in September 2021. The NATiV3 trial, as amended, has been designed as a double-blind, placebo-controlled global pivotal Phase 3 clinical trial to assess the potential benefit of lanifibranor treatment on liver-related clinical outcomes. Patients were randomized 1:1:1 to receive lanifibranor (800mg once daily or 1200mg once daily) or placebo. We anticipate submission of an NDA to the FDA for accelerated approval based on liver histological endpoints of approximately 1,000 patients treated over a 72-week period for our Phase 3 trial, if the data is positive. After the pre-specified histological analysis, the trial will remain blinded and all patients randomized in the trial will have access to the active treatment if they decide to continue in a new active 48-week treatment extension study. A placebo-controlled exploratory cohort was also initiated in parallel to the NATiV3 trial and includes approximately 400 patients with MASH and fibrosis who are not eligible for the NATiV3 trial. We anticipate that this exploratory cohort may generate additional results using non-invasive tests and contribute to the safety database requirement to support the planned submission for potential accelerated approval. In April 2025, we announced that we had completed enrollment in our ongoing NATiV3 Phase 3 clinical trial with the randomization of the last patient in the main cohort. We have enrolled 1,009 patients in the main cohort and 410 patients in the exploratory cohort. We are targeting the publication of the topline results for the second half of 2026, and the potential NDA submission for the first half of 2027.
We also plan to initiate placebo-controlled Phase 3 outcome trial which will be event-driven and is expected to last approximately three years, depending on patient enrollment. The Phase 3 outcome trial is expected to randomize patients with MASH and compensated cirrhosis. If the results of the outcome trial in patients with MASH and compensated cirrhosis confirm sufficient clinical benefit, we anticipate the results will be used in our planned submission of an NDA to the FDA for full approval and the potential expansion of the addressable patient population beyond patients with F2 and F3 fibrosis to include patients with MASH and compensated cirrhosis, a patient population at an increased risk of liver-related morbidity and mortality and for which the anti-fibrotic properties of lanifibranor could potentially prevent worsening of the disease.
In March 2024, we announced positive results from our LEGEND trial, a multi-center, randomized, 24-week treatment, placebo-controlled Phase 2 Proof-of-Concept trial to assess the safety and efficacy of lanifibranor in combination with the SGLT2 inhibitor empagliflozin for the treatment of patients with non-cirrhotic MASH and type 2 diabetes, or T2D. The trial was double-blind for the placebo arm and lanifibranor (800mg daily) arm, and open-label for the combination of lanifibranor (800mg daily) and empagliflozin (10mg daily) arm. The diagnosis of non-cirrhotic MASH was based on historic histology evaluation or a combination of non-invasive methods including diagnostic methods such as imaging. As planned per protocol, the interim analysis was done once half of the 63 planned randomized patients with MASH completed the 24-week treatment period or prematurely discontinued from treatment. The study achieved the primary efficacy endpoint with an absolute reduction in Hemoglobin A1c, or HbA1c, of 1.14% and 1.59% in patients with MASH and T2D treated with lanifibranor (800mg daily) or in combination with empagliflozin (10mg daily) at week 24 compared to an increase of 0.26% observed in the placebo arm. The study also demonstrated a statistically significant reduction in hepatic steatosis measured by MRI-PDFF, in patients treated with lanifibranor alone and in combination with empagliflozin, of -47% and -38% respectively, compared to placebo (0%). 83% and 67% of patients treated with lanifibranor alone or in combination with empagliflozin respectively, showed a reduction greater or equal to 30% of their hepatic fat, compared to 0% in the placebo arm. In addition, the study demonstrated a statistically significant effect on several secondary and exploratory endpoints, including liver enzymes (alanine aminotransferase, or

ALT, and aspartate aminotransferase, or AST), insulin resistance (HOMA-IR), HDL, and adiponectin. Markers of liver inflammation and fibrosis (corrected T1 relaxation time (cT1) assessed by LiverMultiScan®) were assessed for the first time with lanifibranor and showed a significant effect with lanifibranor alone and in combination with empagliflozin. The study also demonstrated that patients treated with lanifibranor in combination with empagliflozin maintained a stable weight throughout the 24 weeks study, addressing the moderate, metabolically healthy, weight gain that can be observed in some patients treated with lanifibranor alone. Furthermore, these results demonstrated a significant relative reduction in the VAT/SAT ratio (visceral and subcutaneous adipose tissue) in patients treated with lanifibranor alone or in combination with empagliflozin, -5% and -17% respectively, compared to an increase of 11% in patients under placebo. This result reflects a shift from pro-inflammatory visceral fat towards metabolically healthy adipose tissue.
The LEGEND trial was intended to demonstrate proof of concept and the potential additional benefits of the combination between lanifibranor and empagliflozin and the possibility to address the weight gain observed in some patients treated with lanifibranor alone. The study met its primary efficacy endpoints, and several secondary and exploratory endpoints, including with respect to combining lanifibranor with empagliflozin to manage the weight gain observed in some patients treated with lanifibranor alone. We therefore decided to stop the recruitment in the LEGEND trial as defined per protocol. We do not expect to further study the combination of lanifibranor and empagliflozin but expect to include the safety data from the LEGEND trial in a potential submission for marketing approval.
In June 2023, we announced positive topline results of the investigator-initiated Phase 2 clinical trial evaluating lanifibranor in patients with Non-Alcoholic Fatty Liver Disease, or NAFLD, and T2D. The Phase 2 clinical trial randomized 38 patients into two arms, with patients receiving placebo or treatment with lanifibranor at 800mg/day for 24 weeks. The study achieved the primary efficacy endpoint with a 44% reduction of Intra Hepatic Triglycerides, or IHTG, measured using proton magnetic resonance spectroscopy in patients with NAFLD and T2D treated with lanifibranor compared to 12% in the placebo arm. This result is consistent with the Phase 2b NATIVE trial findings, in which lanifibranor demonstrated a statistically significant effect on steatosis reduction as measured by CAP/Fibroscan. The trial demonstrated a statistically significant higher proportion of patients achieving a greater than 30% liver triglyceride reduction (65% vs. 22%, p = 0.008) as well as NAFLD resolution (25% vs. 0%, p = 0.048) defined as IHTG ≤ 5.5% at week 24, with lanifibranor compared to placebo. In addition, the trial demonstrated a significant effect on a series of secondary endpoints, including glycemic control (reduction in hemoglobin A1c), atherogenic dyslipidemia (i.e., increase in HDL-C), hepatic insulin action (i.e., fasting hepatic glucose production, hepatic insulin resistance index), insulin-stimulated muscle glucose disposal (i.e., in gold-standard euglycemic insulin clamp studies during high-dose insulin stimulation) and amelioration of the adipose tissue dysfunction with a robust increase in plasma adiponectin. The treatment with lanifibranor 800mg/once daily was well tolerated, with no safety concerns reported.
Recent Developments
Financing Updates
Second Tranche of the Structured Financing
In May 2025, we announced that we had secured the second tranche, or T2 Transaction, of the structured equity financing of up to €348 million announced on October 14, 2024, or Structured Financing, for gross proceeds of €115.6 million (net €108.0 million), following the satisfaction of the applicable conditions precedent. The settlement-delivery of the T2 Transaction occurred on May 7, 2025. We intend to use the net proceeds of the T2 Transaction mainly to finance lanifibranor’s development in MASH and notably the continuation of our NATiV3 Phase III clinical trial. The T2 Transaction involved the issuance of:
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42,488,883 new ordinary shares, or T2 New Shares, to each of which one warrant to purchase up to 38,239,990 ordinary shares, or T3 BSA, is attached, at a subscription price of €1.35 per unit; and

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43,437,036 pre-funded warrants, or T2 BSAs, allowing subscription to one ordinary share per T2 BSA at a subscription price of €0.01, to each of which one warrant, or T3 BSA, is attached, given the right to subscribe up to 39,093,329 new ordinary shares at a subscription price of €1.34 per unit.

The exercise of one T3 BSA will give the right to initially subscribe to 0.9 ordinary share at a price of €1.50 per share issued upon the exercise of a T3 BSA (corresponding to an exercise price per BSA T3 equal to €1.35) and the T3 BSAs mature on July 30, 2027. The exercise of the T3 BSAs (the third tranche of the Structured Financing) is subject to the release of positive topline results from the Phase 3 NATiV3 trial by June 15, 2027. If all T3 BSAs attached to the T2 New Shares and to the T2 BSAs are exercised, we may issue up to 77,333,319 additional shares.
Payment of $10 million under the amendment to the license agreement with CTTQ
On October 11, 2024, we entered into an amendment, or CTTQ Amendment, to our license and collaboration agreement entered into in September 2022, or CTTQ License Agreement, with Chia Tai Tianqing Pharmaceutical Group, Co., LTD or CTTQ. Under the CTTQ Amendment, if we received commitments, before December 31, 2024, from investors to subscribe for our equity, in one or two tranches, for a total gross amount of at least €180 million, CTTQ shall pay to us (i) $10 million upon completion of a successful first tranche of a total amount of at least €90 million, (ii) $10 million upon completion of a successful second tranche of a total amount of at least €90 million, and (iii) $10 million upon publication by us of the pivotal data announcing that the primary endpoint or one of the two key secondary endpoints of NATiV3, with one of the dosing regimens tested in the trial, have been met. Under the terms of the CTTQ Amendment, the total amount of potential clinical, regulatory and commercial milestone payments under the CTTQ License Agreement remains unchanged, while the royalties that we are eligible likely to receive based on incremental annual net sales of lanifibranor have been reduced to the low single digits. In November 2024, CTTQ paid us $10 million following the issuance of the first tranche of the Structured Financing. Following the closing of the T2 Transaction described above, we received a $10 million payment from CTTQ in accordance with the terms of the CTTQ Amendment in July 2025.
Corporate Updates
Pipeline Prioritization Plan
In February 2025, we informed the representatives of our Worker’s Council of our plan, or the 2025 Pipeline Prioritization Plan, to focus exclusively on the development of lanifibranor, to expand the lanifibranor program team to prepare for potential filings for marketing approval and, if approved, the subsequent commercialization of lanifibranor for patients with MASH, and to stop all pre-clinical research activities related to pre-clinical programs, including the termination of the YAP-TEAD and NR4A1 programs. The 2025 Pipeline Prioritization Plan includes reducing our overall workforce by approximately 50%. The plan was mostly implemented during the second quarter of 2025 and continues to be implemented in the second half of 2025.
Composition of our Board of Directors
As part of the Structured Financing, and following shareholder approval at the general meeting of shareholders, we agreed to nominate up to four persons for approval as members of the Board of Directors by a shareholders general meeting of shareholders, upon the proposal of certain of the investors. Such additional members of the Board would replace existing members of the Board (other than Frédéric Cren, Dr. Pruzanski and Dr. Akkaraju).
At the ordinary and extraordinary general meeting of shareholders of May 22, 2025, our shareholders elected Ms. Renée Aguiar-Lucander as Director for a period of one (1) year, expiring after the 2026 General Meeting convened to approve the financial statements for the fiscal year ended December 31, 2025. In anticipation of the appointment of Ms. Aguiar-Lucander, Dr. Lucy Lu resigned as director, effective May 21, 2025.
Ms. Renée Aguiar-Lucander has served as the chief executive officer of Calliditas Therapeutics AB from 2017 until its acquisition by Asahi Kasei Corporation in 2024. Prior to joining Calliditas, she was a Partner and COO of Omega Fund Management, a leading international life science investment fund. Before that, she served as a Partner in the venture capital group 3i Group plc in London, where she managed the publicly quoted assets and was co-head of the global healthcare and technology portfolios. Prior to this, Renée Aguiar-Lucander was a European Group Head and Managing Director at a global investment bank and has more than 12 years’ experience in corporate finance. She has an MBA from INSEAD and BA in

Finance from The Stockholm School of Economics. She is a Board member of SwedenBio, a non-profit organization for the life sciences industry in Sweden and Senior Advisor to Athyrium Capital Management. Ms. Aguiar-Lucander also currently serves on the board of AC Immune SA since June 2025. Ms. Aguiar-Lucander received her B.A. in Finance from Stockholm School of Economics and received her M.B.A. from INSEAD.
Effective August 17, 2025, Ms. Zimmermann resigned as a member of our board of directors and was appointed Executive Vice President of Regulatory Affairs and Quality Assurance of the Company.
Andrew Obenshain as new Chief Executive Officer
Andrew Obenshain was appointed as our Chief Executive Officer, or CEO, effective October 1, 2025. Mr. Obenshain will also join our Board of Directors. He succeeds Frédéric Cren, our co-founder, who has served as CEO since our inception in 2012. Mr. Cren is also stepping down from our Board of Directors and will work with Mr. Obenshain to ensure a smooth transition and continuity in the Company’s strategic priorities.
Mr. Obenshain was previously the CEO of bluebird bio, recently renamed Genetix Biotherapeutics, where he led the company’s transformation into a global commercial-stage gene therapy enterprise, successfully securing multiple regulatory approvals across major geographies. He brings more than 20 years of global leadership in drug development, regulatory strategy, and commercialization across the United States, Europe, and international markets. Prior to bluebird bio, Mr. Obenshain held senior leadership roles at Shire and Genzyme/Sanofi in France, with a focus on rare diseases and specialty therapeutics. He holds a B.A. in Genetics, Cell & Developmental Biology from Dartmouth College and an M.B.A. from Northwestern University’s Kellogg School of Management.
Corporate Information
We were founded in 2011 and incorporated as a public limited company (“société anonyme”), or S.A., in 2016. We are registered at the Dijon Trade and Companies Register (Registre du commerce et des sociétés) under the number 537 530 255. In January 2021, we incorporated our wholly-owned U.S. subsidiary, Inventiva Inc. in the state of New Jersey. Our ordinary shares are listed on Euronext Paris under the symbol “IVA” and the ADSs are listed on the Nasdaq Global Market under the symbol “IVA.”
Our principal executive offices are located at 50 rue de Dijon, 21121 Daix, France. Our telephone number at our principal executive offices is +33 3 80 44 75 00. Our agent for service of process in the United States is Inventiva Inc., whose registered office is at c/o Altios International Inc. 450 7th Avenue, Suite 1501, New York, New York 10123.
The SEC maintains a website that contains reports, proxy information statements and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov. Our website address is www.inventivapharma.com. The reference to our website is an inactive textual reference only and information contained in, or that can be accessed through, our website or any other website cited in this prospectus is not part of this prospectus.
Implications of Being an Emerging Growth Company
We qualify as an “emerging growth company” as defined in the U.S. Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:
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exemption from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002; and

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to the extent that we no longer qualify as a foreign private issuer, (1) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (2) exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.

We may choose to take advantage of some but not all of these reduced burdens. To the extent that we take advantage of these reduced burdens, the information that we provide stockholders may be different than you might obtain from other public companies in which you hold equity interests. We will cease being an emerging growth company as of December 31, 2025 and will no longer be able to take advantage of these reduced requirements.
In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. Since International Financial Reporting Standards make no distinction between public and private companies for purposes of compliance with new or revised accounting standards, the requirements for our compliance as a private company and as a public company are the same.
Implications of Being a Foreign Private Issuer
We are also considered a “foreign private issuer” under U.S. securities laws. In our capacity as a foreign private issuer, we are exempt from certain rules under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.
We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We will remain a foreign private issuer until such time that more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are U.S. citizens or residents; (2) more than 50% of our assets are located in the United States; or (3) our business is administered principally in the United States.
The Securities We May Offer
Under this prospectus, we may offer ordinary shares, including ADSs representing our ordinary shares, and warrants to purchase ordinary shares or ADSs, either individually or in any combination, with a total aggregate offering price of up to $300,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:
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designation or classification;

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aggregate principal amount or aggregate offering price;

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maturity, if applicable;

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rates and times of payment of interest or dividends, if any;

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redemption, conversion or sinking fund terms, if any;

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voting or other rights, if any; and

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conversion or exercise prices, if any.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:
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the names of those agents or underwriters;

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applicable fees and commissions to be paid to them;

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details regarding over-allotment options, if any; and

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the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

RISK FACTORS
Investing in our securities involves a high degree of risk. In addition to the other information contained in this prospectus, including the matters addressed under the heading “Special Note Regarding Forward-Looking Statements,” you should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 20-F for the year ended December 31, 2024 as updated by our subsequent filings, which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on our management’s beliefs and assumptions and on information currently available to our management. Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Information on the Company,” “Risk Factors” and “Operating and Financial Review and Prospects” incorporated by reference from our most recent Annual Report on Form 20-F, as well as any amendments thereto, filed with the SEC.
All statements other than present and historical facts and conditions contained in this prospectus, including statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements. When used in this prospectus, the words “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “is designed to,” “may,” “might,” “plan,” “potential,” “predict,” “objective,” “should,” or the negative of these and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about:
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our plans to research, develop and commercialize our current and future product candidates;

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the timing, design, duration, recruitment, costs, screening, enrollment and randomization of our planned and ongoing clinical trials;

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clinical trial data releases and publications and the information and insights that may be gathered from our planned and ongoing clinical trials;

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the timing of any planned investigational new drug, or IND, application or new drug application, or NDA;

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expectations with respect to the benefits of our existing and future partnerships, including our partnerships with CTTQ and Hepalys on the clinical development, regulatory approvals and, if approved, commercialization of lanifibranor, and the achievement of milestones thereunder and the timing thereof;

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our ability to successfully cooperate with existing partners or enter into new partnerships, and to fulfill our obligations under any agreements entered into in connection with such partnerships;

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the clinical utility, potential benefits and market acceptance of lanifibranor;

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our commercialization, marketing and manufacturing capabilities and strategy;

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expectations with respect to our 2025 Pipeline Prioritization Plan and related workforce reduction, including whether the plan will be implemented and the timing, potential benefits, expenses and consequences relating thereto;

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our ability to identify additional products or product candidates with significant commercial potential;

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our expectations related to the sufficiency of our capital resources and our ability to continue as a going concern, including our expectations with respect to raising additional funds, executing any potential transactions and achievement of milestones and operating targets;

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our ability to satisfy in part or full the conditions precedent to closing of the final tranche of the structured equity financing of up to €348 million announced on October 14, 2024, or the Structured Financing, for which the first two tranches were already settled, and the timing thereof;

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the potential exercise by the investors of our warrants and pre-funded warrants, including the securities issued or to be issued in connection with the Structured Financing and the warrants issued to the European Investment Bank, or EIB;

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the expected use of proceeds from any financing transactions, including capital increases, royalty certificates, warrants and debt financing, and our ability to fulfill our obligations under any agreements entered into in connection with such transactions, including our ability to repay debt in a timely manner, or at all;

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developments and projections relating to our competitors and our industry;

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the impact of government laws and regulations;

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the effects of epidemics or pandemics on our business, operations and development timelines and plans;

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our expectations regarding our ability to obtain, maintain and enforce intellectual property protection for our products and product candidates and our ability to operate our business without infringing, misappropriating or otherwise violating the intellectual property rights of others;

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our estimates regarding future revenue, expenses, capital requirements and need for additional financing;

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unfavorable conditions in our industry, the global economy or global supply chain, including financial and credit market fluctuations, tariffs and other trade barriers, international trade relations, political turmoil, natural catastrophes, warfare (such as the conflict involving Russia and Ukraine, the conflict in the Middle East and the related risk of a larger conflict), and terrorist attacks; and

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other risks and uncertainties, including those listed in this prospectus under the caption “Risk Factors.” and those listed in our Annual Report on Form 20-F for the year ended December 31, 2024, and those listed on our half-yearly report for the semester ended June 30, 2025 and both filed with the Securities and Exchange Commission.

You should refer to the “Risk Factors” section contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all.
Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.
This prospectus contains market data and industry forecasts that were obtained from industry publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified any third-party information. While we believe the market position, market opportunity and market size information included in this prospectus is generally reliable, such information is inherently imprecise.

OFFER STATISTICS AND EXPECTED TIMETABLE
We may sell from time to time pursuant to this prospectus (as may be detailed in a prospectus supplement) an indeterminate number of ordinary shares, including ADSs representing our ordinary shares, and warrants to purchase ordinary shares or ADSs, either individually or in combination, as shall have a maximum aggregate offering price of up to $300,000,000. The actual price per share or per security of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution.”

CAPITALIZATION
The following table presents our total capitalization and cash and cash equivalents as of June 30, 2025. You should read the financial data in the following table in conjunction with our financial statements and related notes incorporated by reference into this prospectus.
As of June 30, 2025
(in thousands)
Cash and cash equivalents	€122,076
Other financial liabilities
Total debt	€132,798
Long term debt	€51,599
Long term debt – derivatives	€42,251
Royalty certificates liabilities	€33,415
Short-term debt	€5,533
Shareholders’ equity
Ordinary shares, nominal value €0.01 per share, 139,151,274 shares issued and outstanding	€1,392
Premiums related to share capital	€376,755
Reserves	€(211,513)
Translation reserve	€340
Net loss for the period	€(175,882)
Total shareholders’ equity	€(8,909)
Total capitalization	€123,889
The number of ordinary shares (including ordinary shares represented by ADSs and treasury shares) outstanding as of June 30, 2025 was 139,151,274, which excludes:
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85,890,364 ordinary shares issuable upon the exercise of pre-funded warrants issued in the Structured Financing;

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77,333,319 ordinary shares issuable upon the exercise of the T3 BSAs issued in the T2 Transaction;

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12,816,375 ordinary shares issuable upon the exercise of warrants issued to EIB;

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776,333 ordinary shares issuable upon the exercise of founder share warrants (bons de souscription de parts de créateur d’entreprise) and share warrants (bons de souscription d’actions) outstanding as of June 30, 2025;

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3,116,733 ordinary shares issuable upon the vesting of free shares (actions gratuites) outstanding as of June 30, 2025; and

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13,199,116 ordinary shares issuable upon the exercise of stock options outstanding as of June 30, 2025.

As of June 30, 2025, 17,582,691 ordinary shares remained available for future issuance of free shares, 7,673,575 for stock options and 20,000,000 for warrants under our equity incentive compensation plans within the overall limit of 28,510,884 shares.
On September 26 and 30, 2025, 8,567,199 free shares were granted. As of October 9, 2025, the share capital of the Company is divided in 145,951,274 ordinary shares and 10,035,492 ordinary shares remained available for future issuance of free shares, 8,693,575 for stock options and 20,000,000 for warrants under our equity incentive compensation plans within the overall limit of 19,943,685 shares.

OFFER AND LISTING DETAILS
We may sell from time to time pursuant to this prospectus (as may be detailed in a prospectus supplement) an indeterminate number of ordinary shares, including ADSs representing our ordinary shares, and warrants to purchase ordinary shares or ADSs, either individually or in combination, as shall have a maximum aggregate offering price of up to $300,000,000. The actual price per share or per security of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution.”
The ADSs have been listed on the Nasdaq Global Market under the symbol “IVA” since July 2020. Our ordinary shares have been listed on Euronext Paris under the symbol “IVA” since November 2017. Prior to that date, there was no public trading market for the ADSs or our ordinary shares.
There is currently no public trading market for our warrants or pre-funded warrants.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any applicable prospectus supplement or in any free writing prospectuses that we may authorize to be provided to you in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby to fund the research and development of lanifibranor, for working capital and for general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending these uses, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

PLAN OF DISTRIBUTION
We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents and/or (3) directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions, in accordance with applicable law and regulations and existing shareholders delegations of authority, at:
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a fixed price or prices, which may be changed from time to time;

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market prices prevailing at the time of sale;

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prices related to such prevailing market prices; or

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negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.
We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.
If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
We will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.
In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

DESCRIPTION OF SHARE CAPITAL
The following description of our share capital summarizes certain provisions of our bylaws. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of our bylaws, a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part.
Holders of ADSs will be able to exercise their rights with respect to the ordinary shares underlying the ADSs only in accordance with the terms of the deposit agreement. See the description under the caption “American Depositary Shares.”
General
As of June 30, 2025, our outstanding share capital consisted of a total of 139,151,274 ordinary shares, with nominal value €0.01 per share. In general, each shareholder is entitled to one vote per share at any general shareholders’ meeting. Pursuant to our bylaws, however, a double voting right is attached to each registered share which is held in the name of the same shareholder for at least two years.
Under French law, our bylaws set forth only our issued and outstanding share capital as of the date of the bylaws. Our fully diluted share capital represents all issued and outstanding shares, as well as all potential shares which may be issued upon exercise of outstanding founder’s share warrants and share warrants, as approved by our shareholders and granted by our board of directors.
Reconciliation of the Number of Ordinary Shares Outstanding through June 30, 2025
Ordinary shares outstanding at January 1, 2022	40,873,551
Issuance of ordinary shares (ATM)	1,260,618
Ordinary shares outstanding at December 31, 2022	42,134,169
Issuance of ordinary shares (August 2023 transaction)	9,618,638
Vesting of bonus shares	363,000
Ordinary shares outstanding at December 31, 2023	52,115,807
Vesting employee equity (AGA 2021 and AGA 2021-BIS)	361,381
Issuance of ordinary shares (Structured Financing tranche 1)	34,600,507
Vesting employee equity (AGA 2023-2)	712,632
Issuance of ordinary shares (Structured Financing tranche 1bis)	7,872,064
Ordinary shares outstanding at December 31, 2024	95,662,391
Issuance of ordinary shares (Structured Financing tranche 2)	42,488,883
Issuance of ordinary shares (Structured Financing tranche 1)	1,000,000
Ordinary shares outstanding at June 30, 2025	139,151,274
Shareholder Authorizations Regarding Share Capital
At a combined general meeting of shareholders held on December 11, 2024, our board of directors received the following authorizations from shareholders:
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authorization to the Board of Directors to grant free shares to employees and/or certain corporate officers (total number of free shares granted may not exceed 15% of the share capital on the date of the grant decision by the Board of Directors, and the nominal amount may not exceed €450,000) — 38 months;

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authorization to the Board of Directors to grant share subscription and/or share purchase options to corporate officers and employees of the Company or companies of the group, entailing the waiver by shareholders of their preferential rights to subscribe for shares issued following the exercise of stock options (total number of options granted may not give entitlement to subscribe to or acquire a total number of new or existing shares representing more than 15% of the share capital on the date of the decision to subscribe to or acquire them granted by the Board of Directors, and the nominal amount may not exceed €450,000) — 38 months; and
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delegation of authority to the Board of Directors to decide on the issuance of ordinary share subscription warrants, without shareholders’ preemptive subscription rights, to the benefit of categories of persons (maximum number of 20,000,000 of ordinary share subscription warrants to be granted) — 18 months.

At a combined general meeting of shareholders held on May 22, 2025, our board of directors received the following authorizations from shareholders:
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authorization granted to the Board of Directors to purchase, on one or more occasions and at the times it shall determine, a number of ordinary shares of the Company not to exceed 10% of the total number of shares comprising the share capital at any time;

•
authorization to the Board of Directors to reduce the share capital by cancellation of shares (up to a limit of 10% of the Company’s share capital per 24-month period) — 18 months;

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delegation of authority to the Board of Directors to increase the share capital of the Company by issuance of ordinary shares or securities giving access to the share capital of the Company, immediately or in the future, with shareholders’ preemptive subscription rights maintained (maximum nominal amount of the share capital increases that may be performed, immediately or in the future, pursuant to this resolution shall not exceed EUR 1,000,000) — 26 months;

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delegation of authority to the Board of Directors to increase the share capital of the Company by issuance of ordinary shares or securities giving access to the share capital of the Company without shareholders’ preemptive subscription rights for a maximum nominal amount of EUR 1,000,000 — 18 or 26 months;

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delegation of authority to the Board of Directors to increase the share capital of the company by issuance of ordinary shares or securities giving access to the share capital of the Company, immediately or in the future, in favor of one or more persons specifically designated by the Board of Directors, without shareholders’ preemptive subscription rights (the maximum nominal amount of the share capital increases that may be performed, immediately or in the future, pursuant to this resolution shall not exceed EUR 412,000 and up to the limit of 30% of the share capital per year) — 18 months;

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delegation of authority to the Board of Directors to increase the share capital of the Company by issuance of ordinary shares or securities giving access to the share capital of the Company immediately or in the future by the company reserved for members of a company savings plan to be set up by the Company under the conditions provided for in Article L.3332-18 et seq. of the French Code du travail, without shareholders’ (the maximum nominal amount of the share capital increases that may be performed, immediately or in the future, pursuant to this resolution shall not exceed EUR 4,300) — 26 months.

History of Securities Issuances
Issuance of Shares
From January 1, 2022 through October 9, 2025, the following events have changed the number and classes of our issued and outstanding shares:
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In June 2022, we issued and sold 1,260,618 ordinary shares under our ATM program at a price of $7.75 per share;

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In August 2023, we issued and sold 9,618,638 ordinary shares in connection with a private placement at a subscription price of €3.18 per share;

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In October 2024, we issued and sold 34,600,507 new ordinary shares as part of the tranche 1 of the Structured Financing at a subscription price of €1.35 per share;

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In December 2024, we issued and sold 7,872,064 new ordinary shares as part of the tranche 1 bis Structured Financing at a subscription price of €1.35 per share;

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In April 2025, we issued 1,000,000 new ordinary shares upon exercise of pre-funded warrants that were issued as part of the tranche 1 of the Structured Financing at a subscription price of €0.01 per share;

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In May 2025, we issued and sold 42,488,883 new ordinary shares as part of the tranche 2 of the Structured Financing, to each of which one T3 BSA is attached, at a subscription price of €1.35 per unit; and

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In October 2025, we issued 6,800,000 new ordinary shares upon exercise of pre-funded warrants that were issued as part of the tranche 1 of the Structured Financing at a subscription price of €0.01 per share.

Issuance of warrants
EIB Warrants
In May 2022, we entered into a finance contract, or Finance Contract, with the EIB for up to €50 million. The Finance Contract provides for funding in the form of a loan in two equal tranches of €25 million, subject to conditions precedent, including the issuance of warrants, or EIB Warrants. In November 2022, we issued 2,266,023 warrants, or EIB Tranche A Warrants, as a condition to the financing of the first tranche, or Tranche A. The exercise price of the EIB Tranche A Warrants is €4.02 per warrant, if and when they may be exercised. The potential gross proceeds if all EIB Tranche A Warrants were exercised would amount to €9.1 million. In January 2024, we issued 3,144,654 warrants, or EIB Tranche B Warrants, to EIB, as a condition to the financing of the second tranche, or Tranche B. The exercise price of the EIB Tranche B Warrants is €3.95, if and when they may be exercised. The potential gross proceeds if all EIB Tranche B Warrants were exercised would amount to €12.4 million.
The EIB Warrants have a maturity of twelve years and are exercisable following the earliest to occur of (i) a change of control event, (ii) the maturity date of Tranche A, (iii) an event of default under the Finance Contract, or (iv) a repayment demand by the EIB under the Finance Contract. The EIB Warrants shall automatically be deemed null and void if they are not exercised within the twelve-year period.
On the date of their respective issuances, each EIB Warrant entitled EIB to one ordinary share in exchange for the exercise price (subject to anti-dilutive provisions). However, the exercise ratios of the EIB Warrants were adjusted following capital increases carried out in 2023 and 2024. As of the date of this prospectus, one EIB Tranche A Warrant entitles its holder to subscribe for 1.20 ordinary shares in the Company at an exercise price of €4.02 per warrant and one EIB Tranche B Warrant entitles its holder to subscribe for 2.13 ordinary shares at an exercise price of €3.95 per warrant. The exercise ratios of EIB Warrants should be further adjusted following the issuance of T2 New Shares, T2 BSAs and T3 BSAs that took place on May 7, 2025 in connection with the T2 Transaction. The new ratios are still under discussion between the Company and EIB and will be subject to approval by the Company’s Board of Directors once an agreement has been reached.
Pre-Funded Warrants in connection with the Structured Financing
In connection with the Structured Financing, certain investors purchased pre-funded warrants in lieu of ordinary shares. We therefore issued the following pre-funded warrants:
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In October 2024, we issued 35,399,481 pre-funded warrants, or T1 BSAs, at a subscription price of €1.34 per T1 BSA. Each T1 BSA allows subscription to one ordinary share per T1 BSA at a subscription price of €0.01. In April 2025, 1,000,000 of T1 BSAs were exercised resulting in the issuance of 1,000,000 new ordinary shares and in October 2025, 6,800,000 T1 BSAs were exercised resulting in the issuance of 6,800,000 new ordinary shares. As of October 9, 2025, 27,599,481 T1 BSAs remain outstanding.

In December 2024, we issued 8,053,847 pre-funded warrants, or T1 bis BSAs, at a subscription price of €1.34 per T1 bis BSA. Each T1 bis BSA allows subscription to one ordinary share per T1 bis BSA at a subscription price of €0.01.

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In May 2025, we issued 43,437,036 T2 BSAs, to each of which one T3 BSA is attached, at a subscription price of €1.34 per unit. Each T2 BSA allows subscription to one ordinary share per T2 BSA at a subscription price of €0.01.

Each T1 BSA, T1 bis BSA, and T2 BSA, together, the Pre-Funded Warrants, allows subscription to one ordinary share per Pre-Funded Warrant at a subscription price of €0.01. The Pre-Funded Warrants are exercisable for a period of 10 years from the date of their respective issuance.
T3 BSAs in connection with the Structured Financing
In connection with the Structured Financing, we issued 42,488,883 T2 New Shares, to each of which one T3 BSA is attached, at a subscription price of €1.35 per unit, and 43,437,036 T2 BSAs to each of which one T3 BSA is attached, at a subscription price of €1.34 per unit, in May 2025.
The exercise of one T3 BSA will give the right to initially subscribe to 0.9 ordinary share at a price of €1.50 per share issued upon the exercise of a T3 BSA (corresponding to an exercise price per BSA T3 equal to €1.35) and the T3 BSAs mature on July 30, 2027. The exercise of the T3 BSAs (the third tranche of the Structured Financing) is subject to the release of positive topline results from the Phase 3 NATiV3 trial by June 15, 2027. If all T3 BSAs are exercised, we may issue up to 77,333,319 additional shares.
Key Provisions of Our Bylaws and French Law Affecting our Ordinary Shares
The description below reflects the terms of our bylaws and summarizes the material rights of holders of our ordinary shares under French law. Please note that this is only a summary and is not intended to be exhaustive. For further information, please refer to the full text of our bylaws and French law.
Corporate Purpose (Article 3 of the Bylaws)
Our corporate purpose in France and abroad includes the research and development, production, distribution and marketing, at different stages of development, with respect to all products, principally pharmaceutical, cosmetic and chemical products, including in the area of animal health. Our company is also engaged in the provision of study, advisory or commercial services and, more generally, any ancillary services, similar or connected to the activities described hereof, including the leasing of laboratories or offices. Our company may participate, by any means, directly or indirectly in any operations that may be related to its purpose through the creation of new companies, contribution, subscription or purchase of company securities or rights, merger or otherwise, creation, acquisition, leasing, management lease of any businesses or establishments.
More generally, we are authorized to engage in any financial, commercial, industrial, civil immovable or movable operations related directly or indirectly to the company’s purpose or any similar or related purpose which may facilitate its expansion or growth.
Directors (Articles 15 to 23 of the Bylaws)
Duties of the Board (Article 18 of the Bylaws).   Except for powers given to our shareholders by law and within the limit of the corporate purpose, our board of directors is responsible for all matters relating to the successful operations of our company and, through its resolutions, governs matters involving the company.
Appointment and Term (Article 15 and 16 of the Bylaws).   Our board of directors must be composed of at least three members, but may not exceed eighteen members, subject to the dispensation established by law in the event of merger. Directors are appointed, renewed or dismissed by the ordinary general meeting. The term of a director is three years, and directors may be re-elected at our annual ordinary share meetings; however, a director over the age of 70 may not be appointed if such appointment would result in the number of directors over the age of 70 constituting more than one-third of the board. An employee can only be appointed as a director if his or her employment contract corresponds to an actual job. The number of directors who are also our employees cannot exceed one-third of the board. Directors need not to be shareholders of our company and may be natural persons or legal entities except for the Chairman of the board who must be a natural person. Legal entities appointed to the board must designate a permanent representative. If a director dies or resigns between annual meetings, the board may appoint a temporary director to fill the vacancy, subject to ratification at the next ordinary general meeting, or, if such vacancy results in a number of directors below three, the board must call an ordinary general meeting to fill the vacancy.
Organization (Article 16 of the Bylaws).   The board must elect a Chairman from among the board members. The Chairman must be a natural person, age 65 or younger, and may be removed by the board at any time. The board may also elect a natural person as vice Chairman to preside in the Chairman’s absence and may designate up to two non-voting board observers.
Deliberations (Article 17 of the Bylaws).   At least half of the number of directors in office must be present to constitute a quorum. Decisions are made by a majority of the directors present or represented and, if there is a tie, the vote of the chair of the meeting will carry the decision. Meetings may be held as often as required; however, the Chairman is required to call a meeting with a determined agenda upon the request of at least one-third of the directors if the board has not met for more than two months. French law and our charter and bylaws allow directors to attend meetings in person or, to the extent permitted by applicable law and with specified exceptions in our bylaws, by videoconference or other telecommunications arrangements. At the initiative of the Chairman of the Board of Directors, the Board of Directors may also take its decisions by written consultation, including by electronic way.
Directors’ Voting Powers on Proposal, Arrangement or Contract in Which Any Director is Materially Interested (Article 22 of the Bylaws).   Under French law, any agreement entered into, directly or through an intermediary, between us and any director that is not entered into in the ordinary course of our business and upon standard market terms is subject to the prior authorization of the board of directors (it being specified that the interested director cannot vote on such decision). The same provision applies to agreements between us and another company, except where such company is one of our wholly owned subsidiaries, if one of our directors is the owner or a general partner, manager, director, general manager or member of the executive or supervisory board of the other company, as well as to agreements in which one of our directors has an indirect interest.
Directors’ Compensation (Article 20 of the Bylaws).   Directors’ compensation for their functions is determined at the annual ordinary general meeting. The board of directors may also grant special compensation for missions or offices conferred upon directors subject to the circumstances and conditions provided for by law.
Board of Directors’ Borrowing Powers (Article 18 of the Bylaws).   There are currently no limits imposed by our bylaws on the amounts of loans or borrowings that the board of directors may approve.
Non-voting director (Article 23 of the Bylaws).   The Board of Directors may appoint up to two advisors to the Board, on the recommendation of its Chairman. Non-voting directors are appointed for a term of three (3) years. They may be re-elected. They may be dismissed at any time by a decision of the Board of Directors. Non-voting directors are invited to attend Board meetings as observers and may be consulted by the Board, but their absence may not affect the validity of such discussions. They must be invited to attend each Board meeting. The Board of Directors may assign specific tasks to the non-voting directors. The Board of Directors may decide to set aside a portion of the fixed annual sum allocated by the General Meeting for the non-voting directors as compensation for the performance of their duties, and may authorize the reimbursement of expenses incurred by the censors in the interests of the Company.
Rights, Preferences and Restrictions Attaching to Ordinary Shares (Articles 11, 14, 29, 32 and 33 of the Bylaws)
Dividends.   We may only distribute dividends out of our distributable profits, plus any amounts held in our reserves that the shareholders decide to make available for distribution, other than those reserves that are specifically required by law.
“Distributable Profits” consist of our statutory net profit in each fiscal year, calculated in accordance with accounting standards applicable in France, as increased or reduced by any profit or loss carried forward from prior years, less any contributions to the reserve accounts pursuant to French law.

Legal Reserve.   Pursuant to French law, we must allocate at least 5% of our statutory net profit for each year to our legal reserve fund before dividends may be paid with respect to that year. Funds must be allocated until the amount in the legal reserve is equal to 10% of the aggregate par value of our issued and outstanding share capital.
Approval of Dividends.   Pursuant to French law, our board of directors may propose a dividend for approval by the shareholders at the annual ordinary general meeting.
Upon recommendation of our board of directors, our shareholders may decide to allocate all or part of any distributable profits to special or general reserves, to carry them forward to the next fiscal year as retained earnings or to allocate them to the shareholders as dividends. However, dividends may not be distributed when our net assets are or would become as a result of such distribution lower than the amount of the share capital plus the amount of any reserve that the law or the bylaws do not allow to be distributed to shareholders. The amount of our share capital plus the amount of our legal reserves which may not be distributed was equal to €1,431,000 at June 30, 2025.
Our board of directors may distribute interim dividends after the end of the fiscal year but before the approval of the financial statements for the relevant fiscal year when the interim statement of financial position, established during such year and certified by an auditor, reflects that we have earned distributable profits since the close of the last financial year, after recognizing the necessary depreciation and provisions and after deducting prior losses, if any, and the sums to be allocated to reserves, as required by law or the bylaws, and including any retained earnings. The amount of such interim dividends may not exceed the amount of the profit so defined.
Distribution of Dividends.   Dividends are distributed to shareholders pro rata according to their respective holdings of shares. In the case of interim dividends, distributions are made to shareholders on the date set by our board of directors during the meeting in which the distribution of interim dividends is approved. The actual dividend payment date is decided by the shareholders at an ordinary general shareholders’ meeting or by our board of directors in the absence of such a decision by the shareholders. Shareholders that own shares on the actual payment date are entitled to the dividend.
Shareholders may be granted an option to receive dividends in cash or in shares, in accordance with legal conditions. The conditions for payment of dividends in cash shall be set at the shareholders’ meeting or, failing this, by the board of directors.
Timing of Payment.   Pursuant to French law, dividends must be paid within a maximum of nine months after the close of the relevant fiscal year, unless extended by court order. Dividends not claimed within five years after the payment date shall be deemed to expire and revert to the French state.
Voting Rights.   We will only have ordinary shares outstanding. Each share shall entitle its holder to vote and be represented in the shareholders’ meetings in accordance with the provisions of French law and of our bylaws. Ownership of one share implies, ipso jure, adherence to our bylaws and the decisions of the shareholders’ meeting.
In general, each shareholder is entitled to one vote per share at any general shareholders’ meeting. Pursuant to our bylaws, however, a double voting right is attached to each fully paid-up registered ordinary share which is held in the name of the same shareholder for at least two years. However, under French law, ordinary bearer shares represented by ADSs are not eligible for double voting rights. Purchasers of ADSs or ordinary shares, in the open market will be unlikely to meet the requirements to have double voting rights attach to any ordinary shares held by them. To our knowledge, double voting rights attach only to the following shares (as of September 23, 2025):
Shares with Double Votes
Frédéric Cren and family	5,612,224
Pierre Broqua	3,880,500
Sofinnova Crossover I SLP	2,211,250
Certain Employees	900,736

Shares with Double Votes
Other	281,232
Consultant	73,000
Total	12,958,942

Under French law, treasury shares or shares held by entities controlled by us are not entitled to voting rights and do not count for quorum purposes.
Rights to Share in Our Profit.   Each share entitles its holder to a portion of the corporate profits and assets proportional to the amount of share capital represented thereby.
Rights to Share in the Surplus in the Event of Liquidation.   If we are liquidated, any assets remaining after payment of the debts, liquidation expenses and all of the remaining obligations will first be used to repay in full the par value of our shares. Any surplus will be distributed pro rata among shareholders in proportion to the number of shares respectively held by them, taking into account, where applicable, of the rights attached to shares of different classes.
Repurchase and Redemption of Shares.   Under French law, we may acquire our own shares. Such acquisition may be challenged on the ground of market abuse regulations. However, Market Abuse Regulation (EU) No. 596/2014 of April 16, 2014, or MAR, provides for safe harbor exemptions when the acquisition is made for one of the following purposes:
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to decrease our share capital, provided that such a decision is not driven by losses and that a purchase offer is made to all shareholders on a pro rata basis, with the approval of the shareholders at an extraordinary general meeting; in this case, the shares repurchased must be cancelled within one month from the expiry of the purchase offer;

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to meet obligations arising from debt securities that are exchangeable into equity instruments;

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to provide shares for distribution to employees or managers under a profit-sharing, free share or share option plan; in this case the shares repurchased must be distributed within 12 months from their repurchase failing which they must be cancelled; or

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we benefit from a simple exemption when the acquisition is made under a liquidity contract complying with the General Regulations (réglement général) of, and market practices accepted by the French Financial Markets Authority, or the AMF.

All other purposes, and especially share buy-backs made for external growth operations in pursuance of Article L. 22-10-62 of the French Commercial Code, while not forbidden, must be pursued in strict compliance of market manipulation and insider dealing rules.
Under MAR and in accordance with the General Regulations (réglement général) of the AMF, or the General Regulations, a corporation shall report to the competent authority of the trading value on which the shares have been admitted to trading or are traded, no later than by the end of the seventh daily market session following the date of the execution of the transaction, all the transactions relating to the buy-back program, in a detailed form and in an aggregated form.
No such repurchase of ordinary shares may result in us holding, directly or through a person acting on our behalf, more than 10% of our issued share capital. Ordinary shares repurchased by us continue to be deemed “issued” under French law but are not entitled to dividends or voting rights so long as we hold them directly or indirectly, and we may not exercise the pre-emptive rights attached to them.
Sinking Fund Provisions.   Our bylaws do not provide for any sinking fund provisions.
Liability to Further Capital Calls.   Shareholders are liable for corporate liabilities only up to the par value of the shares they hold; they are not liable to further capital calls.
Requirements for Holdings Exceeding certain percentages.   None, except as described below under the section of this prospectus titled “Form, holding and transfer of shares (Articles 10 and 13 of the bylaws) — ownership of ordinary shares and ADSs by non-French persons.”

Actions Necessary to Modify Shareholders’ Rights.   Shareholders’ rights may be modified as allowed by French law. Only the extraordinary shareholders’ meeting is authorized to amend any and all provisions of our bylaws. It may not, however, increase shareholder commitments without the prior approval of each shareholder.
Special Voting Rights of Warrant Holders.   Under French law, the holders of warrants of the same class (i.e., warrants that were issued at the same time and with the same rights), including founder’s share warrants (bons de souscription de parts de créateur d’entreprise) and share warrants (bons de souscription d’actions), are entitled to vote as a separate class at a general meeting of that class of warrant holders under certain circumstances, principally in connection with any proposed modification of the terms and conditions of the class of warrants or any proposed issuance of preferred shares or any modification of the rights of any outstanding class or series of preferred shares.
Rules for Admission to and Calling Annual Shareholders’ Meetings and Extraordinary Shareholders’ Meetings (Section IV of the Bylaws)
Access to, participation in and voting rights at shareholders’ meetings.   Shareholders’ meetings are composed of all shareholders, regardless of the number of shares they hold. Each shareholder has the right to attend the meetings and participate in the discussions (1) personally; (2) by granting proxy to any individual or legal entity of his choosing; (3) by sending a proxy to the company without indication of the mandate; (4) by voting by correspondence; or (5) at the option of the board of directors at the time the meeting is called, by videoconference or another means of telecommunication, including internet, in accordance with applicable laws that allow identification. The board of directors organizes, in accordance with legal and regulatory requirements, the participation and vote of these shareholders at the meeting, assuring, in particular, the effectiveness of the means of identification.
Participation in shareholders’ general meetings, in any form whatsoever, is subject to registration or registration of shares two trading days prior to the date of the relevant general meeting under the conditions provided by applicable laws.
The final date for returning voting ballots by correspondence is set by the board of directors and disclosed in the notice of meeting published in the French Journal of Mandatory Statutory Notices, or BALO (Bulletin des Annonces Légales Obligatoires). This date cannot be earlier than three days prior to the meeting.
A shareholder who has voted by correspondence will no longer be able to participate directly in the meeting or to be represented. In the case of returning the proxy form and the voting by correspondence form, the proxy form is taken into account, subject to the votes cast in the voting by correspondence form.
A shareholder may be represented at meetings by any individual or legal entity by means of a proxy form which we send to such shareholder either at the shareholder’s request or at our initiative. A shareholder’s request for a proxy form must be received at the registered office at least five days before the date of the meeting. The proxy is only valid for a single meeting or for successive meetings convened with the same agenda. It can also be granted for two meetings, one ordinary, and the other extraordinary, held on the same day or within a period of 15 days.
A shareholder may vote by correspondence by means of a voting form, which we send to such shareholder either at the shareholder’s request or at our initiative, or which we include in an appendix to a proxy voting form under the conditions provided for by current laws and requirements. A shareholder’s request for a voting form must be received at the registered office at least six days before the date of the meeting. The voting form is also available on our website at least 21 days before the date of the meeting. The voting form must be recorded by us three days prior to the shareholders’ meeting, in order to be taken into consideration. The voting by correspondence form addressed by a shareholder is only valid for a single meeting or for successive meetings convened with the same agenda.
To better understand the voting rights of the ADSs, you should carefully read the section in this prospectus titled “Description of American Depositary Shares — Voting rights.”

Notice of Annual Shareholders’ Meetings.   Shareholders’ meetings are convened by our board of directors, or, failing that, by the statutory auditors, or by a court appointed agent or liquidator in certain circumstances. Meetings are held at our registered offices or at any other location indicated in the meeting announcement (avis de réunion). A meeting announcement is published in the BALO at least 35 days prior to a meeting, as well as on our website at least 21 days prior to the meeting. In addition to the particulars relative to the company, it indicates, notably, the meeting’s agenda and the draft resolutions that will be presented. The requests for recording of issues or draft resolutions on the agenda must be addressed to the company under the conditions provided for in the current legislation.
Subject to special legal provisions, the convening notice (avis de convocation) is sent out at least 15 days prior to the date of the meeting, by means of a notice inserted both in a legal announcement bulletin of the registered office department and in the BALO. Further, the holders of registered shares for at least a month at the time of the latest of the insertions of the convening notice shall be summoned individually, by regular letter (or by registered letter if they request it and include an advance of expenses) sent to their last known address. This notice may also be transmitted by electronic means of telecommunication, in lieu of any such mailing, to any shareholder requesting it beforehand by registered letter with acknowledgment of receipt in accordance with legal and regulatory requirements, specifying his e-mail address. The latter may at any time expressly request by registered letter to the company with acknowledgment of receipt that the aforementioned means of telecommunication should be replaced in the future by a mailing.
The convening notice must also indicate the conditions under which the shareholders may vote by correspondence and the places and conditions in which they can obtain voting forms by mail. The convening notice may be addressed, where appropriate, with a proxy form and a voting by correspondence form, under the conditions specified in our bylaws, or with a voting by correspondence form alone, under the conditions specified in our bylaws. When the shareholders’ meeting cannot deliberate due to the lack of the required quorum, the second meeting must be called at least ten days in advance in the same manner as used for the first notice.
Agenda and Conduct of Annual Shareholders’ Meetings.   The agenda of the shareholders’ meeting shall appear in the convening notice of the meeting and is set by the author of the notice. The shareholders’ meeting may only deliberate on the items on the agenda except for the removal of directors and the appointment of their successors which may be put to vote by any shareholder during any shareholders’ meeting. Pursuant to French law and our current share capital, one or more shareholders representing 5% of our share capital, acting in accordance with legal requirements and within applicable time limits, may request the inclusion of items or proposed resolutions on the agenda. Such request must be received at the latest on the 25th day preceding the date of the shareholders’ meeting, and in any event no later than the 20th day following the date of the shareholders’ meeting announcement.
Shareholders’ meetings shall be chaired by the Chairman of the board of directors or, in his or her absence, by a Deputy Chairman or by a director elected for this purpose. Failing that, the meeting itself shall elect a Chairman. Vote counting shall be performed by the two members of the meeting who are present and accept such duties, who represent, either on their own behalf or as proxies, the greatest number of votes.
Ordinary Shareholders’ Meeting.   Ordinary shareholders’ meetings are those meetings called to make any and all decisions that do not amend our bylaws. An ordinary meeting shall be convened at least once a year within six months of the end of each fiscal year in order to approve the annual accounts for the relevant fiscal year or, in case of postponement, within the period established by court order. Upon first notice, the meeting may validly deliberate only if the shareholders present or represented by proxy or voting by mail represent at least one-fifth of the shares entitled to vote. Upon second notice, no quorum is required. Decisions are made by a majority of the votes cast by the shareholders present, or represented by proxy, or voting by mail. The votes cast do not include those attached to shares for which the shareholder did not participate in the vote, abstained, voted blank or for which the vote is otherwise void. In addition, pursuant to an AMF recommendation dated June 15, 2015, French listed companies may be required to conduct a consultation of the ordinary shareholders meeting prior to the disposal of the majority of their assets, under certain circumstances.

Extraordinary shareholders’ meeting.   Our bylaws may only be amended by approval at an extraordinary shareholders’ meeting. Our bylaws may not, however, be amended to increase shareholder commitments without the approval of each shareholder. Subject to the legal provisions governing share capital increases from reserves, profits or share premiums, the resolutions of the extraordinary meeting shall be valid only if the shareholders present, represented by proxy or voting by mail represent at least one-fourth of all shares entitled to vote upon first notice, or one-fifth upon second notice. If the latter quorum is not reached, the second meeting may be postponed to a date no later than two months after the date for which it was initially called. Decisions are made by a two-thirds majority of the votes cast by the shareholders present, represented by proxy, or voting by mail. The votes cast do not include those attached to shares for which the shareholder did not participate in the vote, abstained, voted blank or for which the vote is otherwise void.
Provisions having the effect of delaying, deferring or preventing a change in control of our company
Provisions contained in our bylaws and French corporate law, could make it more difficult for a third party to acquire us, even if doing so might be beneficial to our shareholders. These provisions include the following:
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under French law, following a tender offer made to all shareholders and within the three months of the closing of the offer, the initiator who receive more than 90% of the share capital and voting rights of a public company listed on Euronext Paris or Euronext Growth, has the right to force out minority shareholders to transfer the remaining shares not initially tendered to him in return for compensation equal to the initial price of the offer and provided that the initiator has indicated in the initial offer its intention to implement the aforementioned squeeze-out procedure if appropriate;

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under French law, a non-French resident must file a declaration for statistical purposes with the Bank of France (Banque de France) within twenty working days following the date of certain direct foreign investments in us, including any purchase of the ADSs. In particular, such filings are required in connection with investments exceeding €15,000,000 that lead to the acquisition of at least 10% of our company’s share capital or voting rights or cross such 10% threshold; see “Limitations affecting shareholders of a French company”;

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under French law, certain investments in a French company relating to certain strategic industries by individuals or entities are subject to prior authorization of the French Minister of Economy pursuant to Law No. 2019-486; see “Limitations affecting shareholders of a French company”;

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under French law, certain investments in a French company relating to certain strategic industries by individuals or entities are subject to prior authorization of the French Minister of Economy pursuant to the decree No. 2019-1590; see “Limitations affecting shareholders of a French company”;

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a merger (i.e., in a French law context, a share for share exchange following which our company would be dissolved into the acquiring entity and our shareholders would become shareholders of the acquiring entity) of our company into a company incorporated in the European Union would require the approval of our board of directors as well as a two-thirds majority of the votes cast by the shareholders present, represented by proxy or voting by mail at the relevant meeting (unless the merger will result in an increase of the shareholders’ commitments, in which case the approval of each shareholder is required);

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a merger of our company into a company incorporated outside of the European Union would require 100% of our shareholders to approve it;

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under French law, a cash merger is treated as a share purchase and would require the consent of each participating shareholder;

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our shareholders have granted and may grant in the future our board of directors broad authorizations to increase our share capital or to issue additional ordinary shares or other securities, such as warrants, to our shareholders, the public or qualified investors, including as a possible defense following the launching of a tender offer for our shares;

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our shareholders have preferential subscription rights on a pro rata basis on the issuance by us of any additional securities for cash or a set-off of cash debts, which rights may only be waived by the extraordinary general meeting (by a two-thirds majority vote) of our shareholders or on an individual basis by each shareholder;
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our board of directors has the right to appoint new directors to fill a vacancy created by the resignation or death of a director, subject to the approval by the shareholders of such appointment at the next shareholders’ meeting, which prevents shareholders from having the sole right to fill vacancies on our board of directors;

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our board of directors can be convened by our Chairman or our Chief Executive Officer, if any, or, when no board meeting has been held for more than two consecutive months, by directors representing at least one third of the total number of directors;

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our board of directors meetings can only be regularly held if at least half of the directors attend either physically or by way of videoconference or teleconference enabling the directors’ identification and ensuring their effective participation in the board’s decisions;

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our shares are nominative or bearer, if the legislation so permits, according to the shareholder’s choice;

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approval of at least a majority of the votes cast by shareholders present, represented by a proxy, or voting by mail at the relevant ordinary shareholders’ general meeting is required to remove directors with or without cause;

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advance notice is required for nominations to the board of directors or for proposing matters to be acted upon at a shareholders’ meeting, except that a vote to remove and replace a director can be proposed at any shareholders’ meeting without notice;

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our bylaws can be amended in accordance with applicable laws;

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the crossing of certain thresholds has to be disclosed and can impose certain obligations; see “Declaration of crossing of ownership thresholds (Article 11 of the bylaws)”;

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transfers of shares shall comply with applicable insider trading rules and regulations, and in particular with MAR; and

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pursuant to French law, the sections of the bylaws relating to the number of directors and election and removal of a director from office may only be modified by a resolution adopted by at least a two-third majority vote of our shareholders present, represented by a proxy or voting by mail at the meeting.

Declaration of Crossing of Ownership Thresholds (Article 11 of the Bylaws)
Set forth below is a summary of certain provisions of the French Commercial Code applicable to us. This summary is not intended to be a complete description of applicable rules under French law.
Any individual or legal entity referred to in Articles L. 233-7, L. 233-9 and L. 233-10 of the French Commercial Code coming to directly or indirectly own, or cease to own, alone or in concert, a number of shares representing a fraction of the company’s capital or voting rights greater or equal to 5%, 10%, 15%, 20%, 25%, 30%, 33.33%, 50%, 66.66%, 90% and 95% shall inform the company as well as the AMF of the total number of shares and voting rights and of securities giving access to the capital or voting rights that it owns immediately or over time within a period of four trading days from the crossing of the said holding thresholds.
This obligation applies when crossing each of the above-mentioned thresholds in a downward direction.
In case of failure to declare shares or voting rights exceeding the fraction that should have been declared, such shares shall be deprived of voting rights at General Meetings of Shareholders for any meeting that would be held until the expiry of a period of two years from the date of regularization of the notification in accordance with Article L. 233-14 of the French Commercial Code. Additional sanctions may apply in particular pursuant to Article L.621-15 of the French Monetary and Financial Code.
In addition, any shareholder crossing, alone or acting in concert, the 10%, 15%, 20% or 25% threshold shall file a declaration with the AMF pursuant to which it shall expose its intention over the following six months, including notably whether it intends to continue acquiring shares of the company, it intends to acquire control over the company, its intended strategy for the company.
Further, and subject to certain exemptions, any shareholder crossing, alone or acting in concert, the 30% threshold shall file a mandatory public tender offer with the AMF. Also, any shareholder holding directly or indirectly a number between 30% and 50% of the capital or voting rights and who, in less than 12 consecutive months, increases his/her/its holding of capital or voting rights by at least 1% of a company’s capital or voting rights, shall file a mandatory public tender offer.
In addition to the thresholds provided for by applicable laws and regulations, any person who comes to hold or ceases to hold, acting alone or in concert within the meaning of Article L.233-10 of the French Commercial Code, directly or indirectly, a number of shares representing at least 2% of the share capital or voting rights, including beyond the reporting thresholds provided for by laws and regulations, must inform the company of the total number of shares and voting rights of the company that such person holds, by registered letter with return receipt requested sent to the company’s registered office within four trading days after crossing such threshold(s). Such person shall also indicate the number of securities giving access to the capital and the voting right potentially attached thereto, as well as any other information provided for by law.
The notification shall be repeated in the conditions stated above each time an additional fraction of 2% of the share capital or voting rights is crossed upward or downward.
In the event of failure to comply with the notification requirements described above, shares exceeding the fraction that should have been notified will be deprived of voting rights at shareholders’ meetings if, at such meetings, the notification failure has been recorded and if one or more shareholders jointly holding at least 5% of the share capital so request. Loss of voting rights shall be applicable in all shareholders’ meetings that would be held up until two years following proper notification.
Changes in Share Capital (Article 7 of the Bylaws)
Increases in share capital.   As the bylaws do not provide any specific stipulations, the share capital may be increased, decreased or amortized by any methods or means authorized by law. Pursuant to French law, our share capital may be increased only with shareholders’ approval at an extraordinary general shareholders’ meeting following the recommendation of our board of directors. The shareholders may delegate to our board of directors either the authority (délégation de compétence) or the power (délégation de pouvoir) to carry out any increase in share capital. If shareholders delegate authority to the board of directors at an extraordinary general meeting to decide a capital increase (délégation de compétence), the delegation determines the period (26 months maximum) during which the board of directors may decide to carry out the capital increase and the overall threshold of the capital increase. If shareholders delegate power to the board of directors at an extraordinary general meeting to carry out a capital increase (délégation de pouvoir) already decided by the extraordinary general meeting, the board of directors is granted the power to determine the terms and conditions of the capital increase within the limits set forth by the extraordinary general meeting.
Increases in our share capital may be effected by:
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issuing additional shares;

•
increasing the par value of existing shares;

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creating a new class of equity securities; and

•
exercising the rights attached to securities giving access to the share capital.

Increases in share capital by issuing additional securities may be effected through one or a combination of the following:
•
in consideration for cash;

•
in consideration for assets contributed in kind;

•
through an exchange offer;

•
by conversion of previously issued debt instruments;

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by capitalization of profits, reserves or share premium; and

•
subject to certain conditions, by way of offset against debt incurred by us.

Decisions to increase the share capital through the capitalization of reserves, profits and/or share premium require shareholders’ approval at an extraordinary general shareholders’ meeting, acting under the quorum and majority requirements applicable to ordinary shareholders’ meetings. Increases effected by an increase in the par value of shares require unanimous approval of the shareholders, unless effected by capitalization of reserves, profits or share premium. All other capital increases require shareholders’ approval at an extraordinary general shareholders’ meeting acting under the regular quorum and majority requirements for such meetings.
Reduction in Share Capital.   Pursuant to French law, any reduction in our share capital requires shareholders’ approval at an extraordinary general shareholders’ meeting following the recommendation of our board of directors. The share capital may be reduced either by decreasing the par value of the outstanding shares or by reducing the number of outstanding shares. The number of outstanding shares may be reduced by the repurchase and cancellation of shares. Holders of each class of shares must be treated equally unless each affected shareholder agrees otherwise.
Preferential Subscription Right.   According to French law, if we issue additional securities for cash, current shareholders will have preferential subscription rights to these securities on a pro rata basis. Preferential subscription rights entitle the individual or entity that holds them to subscribe pro rata based on the number of shares held by them to the issuance of any securities increasing, or that may result in an increase of, our share capital by means of a cash payment or a set-off of cash debts. The preferential subscription rights are transferable during the subscription period relating to a particular offering, such period starting two days prior to the opening of the subscription period and ending two days prior to the closing of the subscription period.
The preferential subscription rights with respect to any particular offering may be waived at an extraordinary general meeting by a two-thirds vote of our shareholders or individually by each shareholder. Our board of directors and our independent auditors are required by French law to present reports to the shareholders’ meeting that specifically address any proposal to waive the preferential subscription rights.
In the future, to the extent permitted under French law, we may seek shareholder approval to waive preferential subscription rights at an extraordinary general shareholders’ meeting in order to authorize the board of directors to issue additional shares and/or other securities convertible or exchangeable into shares.
Form, Holding and Transfer of Shares (Articles 10 and 13 of the Bylaws)
Form of shares.   The shares are held in registered form, until their full payment. When they are fully paid up, they may be in registered form or bearer, at the option of the shareholders.
Further, in accordance with applicable laws, we may request at any time from the central depository responsible for holding our shares, or directly to one or several intermediaries listed in Article L. 211-3 of the French Monetary and Financial Code, information regarding the owners of our ordinary shares in accordance with Article L. 228-2 of the French Commercial Code.
Holding of shares.   In accordance with French law concerning the “dematerialization” of securities, the ownership rights of shareholders are represented by book entries instead of share certificates. Shares issued are registered in individual accounts opened and maintained by us or any authorized intermediary, in the name of each shareholder and kept according to the terms and conditions laid down by the legal and regulatory provisions. Each shareholder’s account shows the name of the relevant shareholder and number of shares held.
Ownership of ordinary shares and ADSs by non-French persons.   Neither French law nor our bylaws limit the right of non-residents of France or non-French persons to own or, where applicable, to vote our securities.

However, under French law, certain investments in any entity governed by a French law relating to certain strategic industries (such as research and development in biotechnologies and activities relating to public health) and activities by individuals or entities not French, not resident in France or controlled by entities not French or not resident in France are subject to prior authorization of the French Minister of Economy (See “Limitations Affecting Shareholders of a French Company.”) If an investment requiring the prior authorization of the French Minister of Economy is completed without such authorization having been granted, the French Minister of Economy might direct the relevant investor to nonetheless (i) submit a request for authorization, (ii) have the previous situation restored at its own expense or (iii) amend the investment. The relevant investor might also be found criminally liable and might be sanctioned with a fine which cannot exceed the greater of: (i) twice the amount of the relevant investment, (ii) 10% of the annual turnover before tax of the target company and (iii) €5 million (for an entity) or €1 million (for an individual).
Moreover, (a) any non-French citizen, (b) any French citizen not residing in France, (c) any non-French entity or (d) any French entity controlled by one of the aforementioned persons or entities must file a declaration for statistical purposes with the Bank of France (Banque de France) within twenty working days following the date of certain direct foreign investments in us, including any purchase of the ADSs. In particular, such filings are required in connection with investments exceeding €15,000,000 that lead to the acquisition of at least 10% of our share capital or voting rights or cross such 10% threshold.
Any violation of one of these requirements may be criminally sanctioned by five years of imprisonment and a fine of up to twice the amount of the relevant investment. This amount may be increased fivefold if the violation is made by a legal entity.
Assignment and transfer of shares.   Shares are freely negotiable, subject to applicable legal and regulatory provisions. French law notably provides for standstill obligations and prohibition of insider trading. They are registered in a share account and transferred by means of a transfer order from account to account. We must receive notice of any transfer for it to be validly registered in our accounts.
Differences in Corporate Law
We are a société anonyme, or S.A., incorporated under the laws of France. The laws applicable to French sociétés anonymes differ from laws applicable to U.S. corporations and their shareholders. The following discussion summarizes material differences between the provisions of the rights of holders of our ordinary shares and the rights of holders of the common shares of a typical corporation incorporated under the laws of the state of Delaware, which result from differences in governing documents and the laws of France and Delaware. For a more complete discussion, please refer to the Delaware General Corporation Law, French law (including the French Commercial Code) and our bylaws.
	France	Delaware
Number of Directors	Under French law, a société anonyme must have at least three (3) and may have up to eighteen (18) directors. The number of directors is fixed by or in the manner provided in the bylaws. The number of directors of each gender may not be less than 40%. When the Board of Directors comprises no more than eight members, the difference between the number of directors of each gender may not exceed two. Any appointment made in violation of this limit that is not remedied will be null and void.	Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the bylaws.

	France	Delaware
Director Qualifications	Under French law, a corporation may prescribe qualifications for directors under its bylaws. In addition, under French law, members of a board of directors of a corporation may be legal entities, and such legal entities may designate an individual to represent them and to act on their behalf at meetings of the board of directors.	Under Delaware law, a corporation may prescribe qualifications for directors under its certificate of incorporation or bylaws.
Removal of Directors	Under French law, directors may be removed from office, with or without cause, at any shareholders’ meeting without notice or justification, by a simple majority vote.	Under Delaware law, unless otherwise provided in the certificate of incorporation, directors may be removed from office, with or without cause, by a majority stockholder vote, though in the case of a corporation whose board is classified, stockholders may effect such removal only for cause.
Vacancies on the Board of Directors	Under French law, vacancies on the board of directors resulting from death or a resignation, provided that at least three directors remain in office. If the number of directors falls below three, the Board of Directors must immediately convene the shareholders in order to fill the vacant positions. If the number of directors falls below the minimum required by the bylaws but remains above three, the Board of Directors must make interim appointments to fill the vacancy within three months of the date on which the vacancy occurs pending ratification by the shareholders by the next shareholders’ meeting.	Under Delaware law, vacancies on a corporation’s board of directors, including those caused by newly created directorships, may be filled by a majority of the remaining directors (even though less than a quorum).
Annual General Meeting	Under French law, the annual general meeting of shareholders shall be held at such place, on such date and at such time as decided each year by the board of directors and notified to the shareholders in the convening notice of the annual meeting, within six months after the close of the relevant fiscal year unless such period is extended by court order.	Under Delaware law, the annual meeting of stockholders shall be held at such place, on such date and at such time as may be designated from time to time by the board of directors or as provided in the certificate of incorporation or by the bylaws.

	France	Delaware
General Meetings	Under French law, general meetings of the shareholders may be called by the board of directors or, failing that, by the statutory auditors, or by a court appointed agent or liquidator in certain circumstances, or by the majority shareholder in capital or voting rights following a public tender offer or exchange offer or the transfer of a controlling block on the date decided by the board of directors or the relevant person.	Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.
Notice of General Meetings
Under French law, a meeting announcement is published in the Bulletin des Annonces Légales Obligatoires (BALO) at least 35 days prior to a meeting and made available on the website of the company at least 21 days prior to the meeting. Subject to limited exceptions provided by French law an additional convening notice is sent out at least 15 days prior to the date of the meeting, by means of a notice inserted both in a legal announcement bulletin of the registered office department and in the BALO. Further, shareholders holding registered shares for at least a month at the time of the notices shall be summoned individually, by regular letter (or by registered letter if they request it and include an advance of expenses) sent to their last known address. This notice to registered shareholders may also be transmitted by electronic means of telecommunication, in lieu of any such mailing, to any shareholder requesting it beforehand by registered letter with acknowledgment of receipt in accordance with legal and regulatory requirements, specifying his email address. When the shareholders’ meeting cannot deliberate due to lack of required quorum, the second meeting must be called at least 10 calendar days in advance in the same manner as used for the first notice.
The convening notice shall specify the name of the company, its acronym, legal form, share capital, registered office address, registration number with the French Trade and Companies Register (Registre du commerce et des sociétés), the place, date, hour and agenda of the
Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting and shall specify the place, date, hour, and purpose or purposes of the meeting.

	France	Delaware
meeting and its nature (ordinary or extraordinary meeting). This notice must also indicate the conditions under which the shareholders may vote by correspondence and the places and conditions in which they can obtain voting forms by mail and, as the case may be, the e-mail address to which they may send written questions.
Proxy	Each shareholder has the right to attend the meetings and participate in the discussions (1) personally, or (2) by granting proxy to his/her spouse, his/her partner with whom he/she has entered into a civil union or to another shareholder or to any individual or legal entity of his choosing; or (3) by sending a proxy to the company without indication of the mandate, or (4) by voting by correspondence, or (5) by videoconference or another means of telecommunication in accordance with applicable laws that allow identification. The proxy is only valid for a single meeting or for successive meetings convened with the same agenda. It can also be granted for two meetings, one ordinary, and the other extraordinary, held on the same day or within a period of 15 days.	Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.
Shareholder action by written consent	Under French law, shareholders’ action by written consent is not permitted in a société anonyme.	Under Delaware law, a corporation’s certificate of incorporation (1) may permit stockholders to act by written consent if such action is signed by all stockholders, (2) may permit stockholders to act by written consent signed by stockholders having the minimum number of votes that would be necessary to take such action at a meeting or (3) may prohibit actions by written consent.
Preemptive Rights	Under French law, in case of issuance of additional shares or other securities for cash or set-off against cash debts, the existing shareholders have preferential subscription rights to these securities on a pro rata basis unless such rights are waived by a two-thirds majority of the votes cast by the shareholders present at the extraordinary general meeting deciding or authorizing the capital increase, voting in person or represented by proxy or voting by mail. In case such rights are not waived by the extraordinary	Under Delaware law, unless otherwise provided in a corporation’s certificate of incorporation, a stockholder does not, by operation of law, possess preemptive rights to subscribe to additional issuances of the corporation’s stock or to any security convertible into such stock.

	France	Delaware
general meeting, each shareholder may individually either exercise, assign or not exercise its preferential rights. Preferential subscription rights may only be exercised during the subscription period. In accordance with French law, the exercise period shall not be less than five trading days. Preferential subscription rights are transferable during a period equivalent to the subscription period but starting two business days prior to the opening of the subscription period and ending two business days prior to the closing of the subscription period.
Sources of Dividends
Under French law, dividends may only be paid by a French société anonyme out of “distributable profits,” plus any distributable reserves and “distributable premium” that the shareholders decide to make available for distribution, other than those reserves that are specifically required by law.
“Distributable profits” consist of the unconsolidated net profits of the relevant corporation for each fiscal year, as increased or reduced by any profit or loss carried forward from prior years.
“Distributable premium” refers to the contribution paid by the shareholders in addition to the nominal value of their shares for their subscription that the shareholders decide to make available for distribution.
Except in case of a share capital reduction, no distribution can be made to the shareholders when the net equity is, or would become, lower than the amount of the share capital plus the reserves which cannot be distributed in accordance with the law or the bylaws.
Under Delaware law, dividends may be paid by a Delaware corporation either out of (1) surplus or (2) in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, except when the capital is diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of capital represented by issued and outstanding stock having a preference on the distribution of assets.

	France	Delaware
Repurchase of Shares
Under French law, a private corporation may acquire its own shares under certain conditions, particularly condition of use. Such acquisition may be challenged on the ground of market abuse regulations. However, MAR provides for safe harbor exemptions when the acquisition is made for the following purposes:
•
to decrease its share capital, provided that such decision is not driven by losses and that a purchase offer is made to all shareholders on a pro rata basis, with the approval of the shareholders at the extraordinary general meeting deciding the capital reduction, in which case, the shares repurchased must be cancelled within one month from the expiry of the purchase offer;

•
with a view to distributing within one year of their repurchase the relevant shares to employees or managers under a profit-sharing, free share or share option plan; not to exceed 10% of the share capital, in which case the shares repurchased must be distributed within 12 months from their repurchase failing which they must be cancelled; or

•
to meet obligations arising from debt securities, that are exchangeable into equity instruments.

A simple exemption is provided when the acquisition is made under a buy-back program to be authorized by the shareholders in accordance with the provisions of Article L. 22-10-62 of the French Commercial Code and in accordance with the General Regulations.
All other purposes, and especially share buy-backs for external growth operations by virtue of Article L. 22-10-62 of the French Commercial Code, while not forbidden, must be pursued in strict compliance of market manipulations and insider dealing rules.
Under MAR and in accordance with the General Regulations, a corporation shall report to the competent authority of the trading venue on which the shares have been admitted to trading or are traded, no later than by the end of the seventh daily
Under Delaware law, a corporation may generally redeem or repurchase shares of its stock unless the capital of the corporation is impaired or such redemption or repurchase would impair the capital of the corporation.

	France	Delaware
market session following the date of the execution of the transaction, all the transactions relating to the buy-back program, in a detailed form and in an aggregated form.
Liability of Directors	Under French law, the bylaws may not include any provisions limiting the liability of directors.
Under Delaware law, a corporation’s certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:
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any breach of the director’s duty of loyalty to the corporation or its stockholders;

•
acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•
intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

•
any transaction from which the director derives an improper personal benefit.

Voting Rights	French law provides that, double voting rights are automatically granted to ordinary shares being held of record for more than two years, unless the bylaws of the Company provide otherwise. Our bylaws do not provide otherwise.	Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.
Shareholder Vote on Certain Transactions
Generally, under French law, completion of a merger, dissolution, sale, lease or exchange of all or substantially all of a corporation’s assets requires:
•
the approval of the board of directors; and

•
approval by a two-thirds majority of the votes cast by the shareholders present, represented by proxy or voting by mail at the relevant meeting or, in the case of a merger with a non-EU company, approval of all shareholders of the corporation.

•
Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires:

•
the approval of the board of directors; and

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approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

Dissenters’ Appraisal Rights	French law does not provide for any such right but provides that a merger is subject	Under Delaware law, a holder of shares of any class or series has the right, in

	France	Delaware
to either shareholders’ approval by a two-thirds majority vote, or unanimous decisions of the shareholders, as stated above.
specified circumstances, to dissent from a merger or consolidation by demanding payment in cash for the stockholder’s shares equal to the fair value of those shares, as determined by the Delaware Chancery Court in an action timely brought by the corporation or a dissenting stockholder. Delaware law grants these appraisal rights only in the case of mergers or consolidations and not in the case of a sale or transfer of assets or a purchase of assets for stock. Further, no appraisal rights are available for shares of any class or series that is listed on a national securities exchange or held of record by more than 2,000 stockholders, unless the agreement of merger or consolidation requires the holders to accept for their shares anything other than:
•
shares of stock of the surviving corporation;

•
shares of stock of another corporation that are either listed on a national securities exchange or held of record by more than 2,000 stockholders;

•
cash in lieu of fractional shares of the stock described in the two preceding bullet points; or

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any combination of the above.

In addition, appraisal rights are not available to holders of shares of the surviving corporation in specified mergers that do not require the vote of the stockholders of the surviving corporation.

Standard of Conduct for Directors	French law does not contain specific provisions setting forth the standard of conduct of a director. However, directors have a duty to act without self-interest, on a well-informed basis and they cannot make any decision against a corporation’s corporate interest (intérêt social).	Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.
Shareholder Suits	French law provides that a shareholder, or a group of shareholders, may initiate a legal action to seek indemnification from the directors of a corporation in the corporation’s interest for breaches	Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:

	France	Delaware

committed in the performance of their duties, which would have been contrary to the company’s interest. If so, any damages awarded by the court are paid to the corporation and legal fees relating to such action may be borne by the relevant shareholder or the group of shareholders.
The plaintiff must remain a shareholder through the duration of the legal action.
A shareholder may alternatively or cumulatively bring individual legal action against the directors, provided he has suffered distinct damages from those suffered by the corporation. In this case, any damages awarded by the court are paid to the relevant shareholder.
Legal action against directors, whether to compensate the company or a shareholder, is limited to three years from the date of the harmful event or, if it was concealed, from the date of its disclosure. However, when the event is classified as a crime, the action is limited to ten years.

•
state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiff’s shares thereafter devolved on the plaintiff by operation of law; and

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allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff’s failure to obtain the action; or

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state the reasons for not making the effort.

Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

Amendment of Certificate of Incorporation
Unlike companies incorporated under Delaware law, the organizational documents of which comprise both a certificate of incorporation and bylaws, companies incorporated under French law only have bylaws as organizational documents.
As indicated in the paragraph below, only the extraordinary shareholders’ meeting is authorized to adopt or amend the bylaws under French law.

Under Delaware law, generally a corporation may amend its certificate of incorporation if:
•
its board of directors has adopted a resolution setting forth the amendment proposed and declared its advisability; and

•
the amendment is adopted by the affirmative votes of a majority (or greater percentage as may be specified by the corporation) of the outstanding shares entitled to vote on the amendment and a majority (or greater percentage as may be specified by the corporation) of the outstanding shares of each class or series of stock, if any, entitled to vote on the amendment as a class or series.

Amendment of Bylaws	Under French law, only the extraordinary shareholders’ meeting is authorized to adopt or amend the bylaws. The extraordinary shareholders’ meeting may authorize the board of directors to amend the bylaws to comply with mandatory legal provisions, subject to the ratification of such amendments by the next extraordinary shareholders’ meeting. The	Under Delaware law, the stockholders entitled to vote have the power to adopt, amend or repeal bylaws. A corporation may also confer, in its certificate of incorporation, that power upon the board of directors.

France	Delaware
board of directors is authorized to amend the bylaws as a result of a decision to relocate the company’s registered office in France, subject to ratification by the next ordinary shareholders’ meeting.
Listing
The ADSs are listed on the Nasdaq Global Market under the symbol “IVA.” Our ordinary shares are listed on Euronext Paris under the symbol “IVA.”
Transfer Agent and Registrar and Depositary
The Bank of New York Mellon, as depositary, registers and delivers American Depositary Shares, or ADSs. Each ADS represents one ordinary share (or a right to receive one ordinary share) deposited with Société Générale Securities Services, as custodian for the depositary in France. Each ADS will also represent any other securities, cash or other property that may be held by the depositary. The depositary’s office at which the ADSs are administered and its principal executive office are located at 240 Greenwich Street, New York, New York 10286.

LIMITATIONS AFFECTING SHAREHOLDERS OF A FRENCH COMPANY
Ownership of ADSs or Shares by Non-French Residents
Neither the French Commercial Code nor our bylaws presently impose any restrictions on the right of non- French residents or non-French shareholders to own and vote shares.
However, any investment:
(i)   by (a) any non-French citizen, (b) any French citizen not residing in France, (c) any non-French entity or (d) any French entity controlled by one of the aforementioned persons or entities;
(ii)   that will result in the relevant investor (a) acquiring control of an entity registered in France, (b) acquiring all or part of a business line of an entity registered in France, or (c) for non-EU or non-EEA investors crossing, directly or indirectly, alone or in concert, a 25% threshold of voting rights in an entity registered in France; and
(iii)   developing activities in certain strategic industries related to (a) activity likely to prejudice national defense interests, participating in the exercise of official authority or are likely to prejudice public policy and public security (including weapons, double-use items, IT systems, cryptology, date capturing devices, gambling, toxic agents or storage of data), (b) activities relating to essential infrastructure, goods or services (including energy, water, transportation, space, telecom, public health, farm products, media, and critical raw materials), and (c) research and development activity related to critical technologies (including cybersecurity, artificial intelligence, robotics, additive manufacturing, semiconductors, quantum technologies, energy storage, biotechnologies, low carbon energy or photonics) or dual-use items, is subject to the prior authorization of the French Ministry of Economy, which authorization may be conditioned on certain undertakings.
The Decree (décret) n° 2023-1293 of December 28, 2023 made permanent the temporary regime under Decree (décret) n° 2020-892 dated July 22, 2020, as amended on December 28, 2020 by the Decree (décret) n° 2020-1729, on December 22, 2021 by the Decree (décret) n° 2021-1758, and on December 23, 2022 by the Decree (décret) n° 2022-1622, creating a new 10% threshold of the voting rights for the non-European investments made (i) in an entity with its registered office in France and (ii) whose shares are admitted to trading on a French-, EU- or EEA-regulated market, in addition to the 25% above-mentioned threshold. A fast-track procedure shall apply for any non-European investor exceeding this 10% threshold who will have to notify the Minister of Economy who will then have 10 days to decide whether or not the transaction should be subject to further examination.
If an investment requiring the prior authorization of the French Minister of Economy is completed without such authorization having been granted, the relevant investment shall be deemed null and void and the French Minister of Economy further might direct the relevant investor to nonetheless (i) submit a request for authorization, (ii) have the previous situation restored at its own expense or (iii) amend the investment. The relevant investor further may be found criminally liable and may be sanctioned with a fine not to exceed the greater of the following amounts: (i) twice the amount of the relevant investment, (ii) 10% of the annual turnover before tax of the target company or (iii) €5 million (for a company) or €1 million (for a natural person).
Further, (a) any non-French citizen, (b) any French citizen not residing in France, (c) any non-French entity or (d) any French entity controlled by one of the aforementioned persons or entities may have to file a declaration for statistical purposes with the Bank of France (Banque de France) within twenty (20) working days following the settlement date of certain direct foreign investments in us, including any purchase of the ADSs. In particular, such filings are required in connection with investments exceeding €15,000,000 that lead to the acquisition of at least 10% of our Company’s share capital or voting rights or cross such 10% threshold. Violation of this filing requirement may be sanctioned by five years of imprisonment and a fine of up to twice the amount of the relevant investment. This amount may be increased fivefold if the violation is made by a legal entity.

Foreign Exchange Controls
Under current French foreign exchange control regulations there are no limitations on the amount of cash payments that we may remit to residents of foreign countries. Laws and regulations concerning foreign exchange controls do, however, require that all payments or transfers of funds made by a French resident to a non-resident such as dividend payments be handled by an accredited intermediary. All registered banks and substantially all credit institutions in France are accredited intermediaries.
Availability of Preferential Subscription Rights
In accordance with French law, our shareholders have preferential subscription rights to subscribe for new shares or other securities giving rights to acquire additional shares on a pro rata basis, as described under the section of this prospectus titled “Description of Share Capital and Bylaws — Key Provisions of Our Bylaws and French Law Affecting Our Ordinary Shares — Changes in Share Capital — Preferential Subscription Rights.” Holders of our securities in the United States (which may be in the form of shares or ADSs) may not be able to exercise preferential subscription rights for their securities unless a registration statement under the Securities Act is effective with respect to such rights or an exemption from the registration requirements imposed by the Securities Act is available. We may, from time to time, issue new shares or other securities giving rights to acquire additional shares (such as warrants) at a time when no registration statement is in effect and no Securities Act exemption is available. If so, holders of our securities in the United States will be unable to exercise any preferential subscription rights and their interests will be diluted. We are under no obligation to file any registration statement in connection with any issuance of new shares or other securities. We intend to evaluate at the time of any rights offering the costs and potential liabilities associated with registering the rights, as well as the indirect benefits to us of enabling the exercise by holders of shares and holders of ADSs in the United States of the subscription rights, and any other factors we consider appropriate at the time, and then to make a decision as to whether to register the rights. We cannot assure you that we will file a registration statement.
For holders of our ordinary shares represented by of ADSs, the depositary may make these rights or other distributions available to ADS holders. If the depositary does not make the rights available to ADS holders and determines that it is impractical to sell the rights, it may allow these rights to lapse. In that case the holders will receive no value for them. The section of this prospectus titled “Description of American Depositary Shares — Dividends and Distributions” explains in detail the depositary’s responsibility in connection with a rights offering.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
The Bank of New York Mellon acts as the depositary for the American Depositary Shares. The Bank of New York Mellon’s depositary offices are located at 240 Greenwich Street, New York, New York 10286. American Depositary Shares are frequently referred to as ADSs and represent ownership interests in securities that are on deposit with the depositary. ADSs may be represented by certificates that are commonly known as American Depositary Receipts, or ADRs. The depositary typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Société Générale Securities Services.
You may hold ADSs either (1) directly (a) by having an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (b) by having uncertificated ADSs registered in your name in the Direct Registration System, or DRS, or (2) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in the Depository Trust Company, or DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.
DRS is a system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership is confirmed by periodic statements sent by the depositary to the registered holders of uncertificated ADSs.
As an ADS holder, you will not be treated as one of our shareholders and you will not have shareholder rights. French law governs shareholder rights. The depositary will be the holder of the ordinary shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and all other persons directly and indirectly holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADRs. In the event of any discrepancy between the ADRs and the deposit agreement, the deposit agreement governs. A copy of the deposit agreement is filed as an exhibit to the registration statement of which this prospectus forms a part.
The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. For directions on how to obtain copies of those documents, see the section of this prospectus titled “Where You Can Find More Information.” Unless otherwise indicated or the context otherwise requires, references to “you” in this section refer to purchasers of ADSs in offerings hereunder.
Dividends and Other Distributions
How will you receive dividends and other distributions on the ordinary shares?
The depositary has agreed to pay or distribute to you the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent.
Cash.   After completion of an offering, we do not expect to declare or pay any cash dividends or cash distributions on our ordinary shares for the foreseeable future. The depositary will convert any cash dividend or other cash distribution we pay on the ordinary shares or any net proceeds from the sale of any ordinary shares, rights, securities or other entitlements into U.S. dollars if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest. Before making a distribution, any withholding taxes or other governmental charges, together with fees and expenses of the depositary that must be paid, will be deducted. See the section of our most recent Annual Report on Form 20-F titles “Taxation”. It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.
Ordinary Shares.   The depositary may distribute additional ADSs representing any ordinary shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell ordinary shares which would require it to deliver a fractional ADS, or ADSs representing those ordinary shares, and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new ordinary shares. The depositary may sell a portion of the distributed ordinary shares, or ADSs representing those shares, sufficient to pay its fees and expenses in connection with that distribution.
Rights to Purchase Additional Ordinary Shares.   If we offer holders of our securities any rights to subscribe for additional ordinary shares or any other rights, the depositary may (1) exercise those rights on behalf of ADS holders, (2) distribute those rights to ADS holders or (3) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse unexercised. In that case, you will receive no value for them.
The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary makes rights available to you, it will exercise the rights and purchase the ordinary shares on your behalf and in accordance with your instructions. The depositary will then deposit the ordinary shares and deliver ADSs to you. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay and comply with other applicable instructions. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.
Other Distributions.   The depositary will send to you anything else we distribute on deposited securities by any means it determines is legal, fair and practical. If it cannot make the distribution in that way, the depositary may adopt another method. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. In addition, the depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.
Neither we nor the depositary are responsible for any failure to determine that it may be lawful or feasible to make a distribution available to any ADS holders. We have no obligation to register ADSs, ordinary shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our ordinary shares or any value for them if it is illegal or impractical for us to make them available to you.
Deposit, Withdrawal and Cancellation
How are ADSs issued?
The depositary will deliver ADSs if you or your broker deposits ordinary shares or evidence of rights to receive ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or share transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.
How can ADS holders withdraw the deposited securities?
You may surrender your ADSs to the depositary for the purpose of withdrawal. Upon payment of its fees and expenses and of any taxes or governmental charges payable in connection with such surrender or withdrawal, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADSs to you or a person designated by you at the office of the custodian or through a book-entry delivery. Alternatively, at your request, risk and expense, the depositary will, if feasible, deliver the amount of deposited securities represented by the surrendered ADSs for delivery at the depositary’s office or to another address you may specify. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.
How can ADS holders interchange between certificated ADSs and uncertificated ADSs?
You may surrender your ADRs to the depositary for the purpose of exchanging your ADRs for uncertificated ADSs. The depositary will cancel the ADRs and will send you a statement confirming that you are the owner of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.
Voting rights
How do you vote?
You may instruct the depositary to vote the number of whole deposited ordinary shares your ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of shareholders’ meetings or other solicitations of consents and arrange to deliver our voting materials to you. Those materials will describe the matters to be voted on and explain how you may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary.
The depositary will endeavor, in so far as practicable, to vote or cause to be voted the amount of deposited ordinary shares represented by those ADSs in accordance with the instructions set forth in your request. The depositary will only vote, or attempt to vote, according to the instruction given by you and received by the depositary. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed or as described in the following sentence. If (i) we asked the depositary to solicit your instructions at least 30 days before the meeting date, (ii) the depositary does not receive voting instructions from you by the specified date and (iii) we confirm to the depositary that:
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we wish to receive a proxy to vote uninstructed shares;

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we reasonably do not know of any substantial shareholder opposition to a particular question; and

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the particular question is not materially adverse to the interests of shareholders,

the depositary will consider you to have authorized and directed it to give, and it will give, a discretionary proxy to a person designated by us to vote the number of deposited securities represented by your ADSs as to that question.
We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the ordinary shares represented by your ADSs. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if the ordinary shares represented by your ADSs are not voted as you requested.
In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we will give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 30 days in advance of the meeting date except where under French law the notice period for such meeting is less than 30 days. If we request that the depositary act less than 30 days in advance of a meeting date, the depositary shall use commercially reasonable efforts to distribute the information and otherwise comply with the voting provisions described above.

Except as described above, you will not be able to exercise your right to vote unless you withdraw the ordinary shares. However, you may not know about the shareholder meeting enough in advance to withdraw the ordinary shares.
Fees and Expenses
What fees and expenses will you be responsible for paying?
Pursuant to the terms of the deposit agreement, the holders of ADSs will be required to pay the following fees:
Persons depositing or withdrawing ordinary shares or ADSs must pay:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	Issue of ADSs, including issues resulting from a distribution of ordinary shares or rights
Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates
$0.05 (or less) per ADS	Any cash distribution to you
A fee equivalent to the fee that would be payable if securities distributed to you had been ordinary shares and the shares had been deposited for issue of ADSs	Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to you
$0.05 (or less) per ADS per calendar year	depositary services
Registration or transfer fees	Transfer and registration of ordinary shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares
Expenses of the depositary	Cable (including SWIFT) and facsimile transmissions as expressly provided in the deposit agreement
Converting foreign currency to U.S. dollars
Taxes and other governmental charges the depositary or the custodian have to pay on any ADS or share underlying an ADS, for example, share transfer taxes, stamp duty or withholding taxes	As necessary
Any charges payable by the depositary, custodian or their agents in connection with the servicing of deposited securities	As necessary
The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing ordinary shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide for-fee services until its fees for those services are paid.
From time to time, the depositary may make payments to us to reimburse or share revenue from the fees collected from ADS holders, or waive fees and expenses for services provided, generally relating to costs and expenses arising out of establishment and maintenance of the ADS program. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency or other service providers that are affiliates of the depositary and that may earn or share fees, spreads or commissions.

The depositary may convert foreign currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as an agent, fiduciary or broker on behalf of any other person and earns revenue, including, without limitation, fees and spreads that it will retain for its own account. The spread is the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives in an offsetting foreign currency trade. The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or as to the method by which that rate will be determined, subject to its obligations under the deposit agreement. The methodology used to determine exchange rates used in currency conversions made by the depositary is available upon request.
Payment of Taxes
You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs registered in your name to reflect the sale and pay you any net proceeds, or send you any property, remaining after it has paid the taxes. Your obligation to pay taxes and indemnify us and the depository against any tax claims will survive the transfer or surrender of your ADSs, the withdrawal of the deposited ordinary shares as well as the termination of the deposit agreement.
Reclassifications, Recapitalizations and Mergers
If we:	Then:
Change the nominal value of our ordinary shares	The cash, ordinary shares or other securities received by the depositary will become deposited securities.
Reclassify, split up or consolidate any of the deposited securities	Each ADS will automatically represent its equal share of the new deposited securities.
Distribute securities on the ordinary shares that are not distributed to you	The depositary may also deliver new ADSs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities. The depositary may also sell the new deposited securities and distribute the net proceeds if we are unable to assure the depositary that the distribution (a) does not require registration under the Securities Act or (b) is exempt from registration under the Securities Act.
Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action	Any replacement securities received by the depositary shall be treated as newly deposited securities and either the existing ADSs or, if necessary, replacement ADSs distributed by the depositary will represent the replacement securities. The depositary may also sell the replacement securities and distribute the net proceeds if the replacement securities may not be lawfully distributed to all ADS holders.

Amendment and Termination
How may the deposit agreement be amended?
We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges, registration fees, facsimile costs, delivery costs or other such expenses, or that would otherwise prejudice a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.
How may the deposit agreement be terminated?
The depositary will terminate the deposit agreement if we ask it to do so, in which case the depositary will give notice to you at least 90 days prior to termination. The depositary may also terminate the deposit agreement if the depositary has told us that it would like to resign and we have not appointed a new depositary within 60 days. In such case, the depositary must notify you at least 90 days before termination. In addition, the depositary may initiate termination of the deposit agreement if (1) we delist our shares from an exchange on which they were listed and do not list the shares on another exchange; (2) we appear to be insolvent or enter insolvency proceedings; (3) all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities; (4) there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or (5) there has been a replacement of deposited securities.
After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect dividends and other distributions on the deposited securities, sell rights and other property, and deliver ordinary shares and other deposited securities upon cancellation of ADSs. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.
After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADS holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.
Limitations on Obligations and Liability
The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary to ADS holders. We and the depositary:
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are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

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are not liable if either of us is prevented or delayed by law or circumstances beyond our control from performing our obligations under the deposit agreement;

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are not liable if either of us exercises, or fails to exercise, discretion permitted under the deposit agreement;

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are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

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are not liable for any tax consequences to any holders of ADSs on account of their ownership of ADSs;

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have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

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are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

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may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper person.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances. Additionally, we, the depositary and each owner and holder waives the right to a jury trial in an action against us or the depositary arising out of or relating to the deposit agreement.
Requirements for Depositary Actions
Before the depositary will deliver or register a transfer of an ADS, make a distribution on an ADS, or permit withdrawal of ordinary shares, the depositary may require:
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payment of any tax or other governmental charges and any stock transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities;

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satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

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compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs generally when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.
Your Right to Receive the Ordinary Shares Underlying Your ADSs
ADS holders have the right to cancel their ADSs and withdraw the underlying ordinary shares at any time except:
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when temporary delays arise because: (1) the depositary has closed its transfer books or we have closed our transfer books; (2) the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting; or (3) we are paying a dividend on our ordinary shares;

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when you owe money to pay fees, taxes and similar charges; and

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when it is necessary to prohibit withdrawals in order to comply with any U.S. or foreign laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

This right of withdrawal is not limited by any other provision of the deposit agreement.
Direct Registration System
In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC under which the depositary may register the ownership of uncertificated ADSs and such ownership will be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs. Profile is a required feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile Modification System and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.
Shareholder Communications; Inspection of Register of Holders of ADSs; ADS Holder Information
The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.
Each holder of ADSs will be required to provide certain information, including proof of taxpayer status, residence and beneficial ownership (as applicable), from time to time and in a timely manner as we, the depositary or the custodian may deem necessary or proper to fulfill obligations under applicable law.
Jury Trial Waiver
The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law.
You will not, by agreeing to the terms of the deposit agreement, be deemed to have waived our or the depositary’s compliance with U.S. federal securities laws or the rules and regulations promulgated thereunder.

DESCRIPTION OF WARRANTS
Warrants (bons de souscription d’actions) may be offered separately or together with ordinary shares or ADSs. Each series of warrants will be issued under any separate warrant agreement to be entered into between us and one or more purchasers of such warrants. The applicable prospectus supplement will include details of the warrant agreements and terms and conditions covering the warrants being offered.
The particular terms of each issue or series of warrants will be described in the related prospectus supplement. If warrants for the purchase of ordinary shares or ADSs are offered, the description will include, where applicable:
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the designation and aggregate number of warrants offered;

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the price at which the warrants will be offered;

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the currency or currency unit in which the warrants are denominated;

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the date on which the right to exercise the warrants will commence and the date on which the right will expire;

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the number of ordinary shares or ADSs that may be purchased upon exercise of each warrant and the price at which and currency or currencies in which that amount of ordinary shares or ADSs may be purchased upon exercise of each warrant;

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the date or dates, if any, on or after which the warrants and the related ordinary shares or ADSs will be transferable separately;

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the minimum or maximum amount, if any, of warrants that may be exercised at any one time;

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whether the warrants will be subject to redemption or call, and, if so, the terms of such redemption or call provisions; and

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any other terms, conditions and rights (or limitations on such rights) of the warrants.

We reserve the right to set forth in a prospectus supplement or applicable free writing prospectus specific terms of the warrants that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms and conditions of the warrants described in a prospectus supplement or applicable free writing prospectus differ from any of the terms described in this prospectus, the description of such terms and conditions set forth in this prospectus shall be deemed to have been superseded or supplemented by the description of such differing terms and conditions set forth in such prospectus supplement or applicable free writing prospectus with respect to such warrants.

TAXATION
The material U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement pertaining to those securities.

LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, the validity of our ordinary shares, including ordinary shares represented by the ADSs, and certain other matters governed by French law will be passed on for us by Gide Loyrette Nouel A.A.R.P.I. Unless otherwise indicated in any prospectus supplement, Cooley LLP, New York, New York, will be representing us in regards to certain matters governed by U.S. law in connection with any offering. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Inventiva S.A. and subsidiary as of and for the years ended December 31, 2024, 2023 and 2022 appearing in our Annual Report on Form 20-F for the year ended December 31, 2024, have been audited by KPMG S.A., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The offices of KPMG S.A. are located at Tour Eqho, 2 avenue Gambetta, CS 60055, 92066 Paris la Défense Cedex.
The audit report covering the December 31, 2024 consolidated financial statements of Inventiva S.A. and subsidiary contains an explanatory paragraph that states that as discussed in Note 3.18 to the consolidated financial statements, the Company has incurred operating losses and negative cash flows from operations since inception and given its current cost structure and its projected expenditure commitments, the Company estimates that it should be able to finance its activities until the middle of the third quarter of 2025. Accordingly, the Company’s current cash and cash equivalents are not expected to be sufficient to cover its operating needs for at least the next twelve months. These matters raise substantial doubt about the ability of the Company to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3.18. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

ENFORCEMENT OF CIVIL LIABILITIES
We are a corporation organized under the laws of France. Half of our directors are citizens and residents of countries other than the United States, and the majority of our assets are located outside of the United States. We have appointed an agent for service of process in the United States; however, it may be difficult for investors:
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to obtain jurisdiction over us or our non-U.S. resident officers and directors in U.S. courts in actions predicated on the civil liability provisions of the U.S. federal securities laws;

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to enforce in U.S. courts judgments obtained in such actions against us or our non-U.S. resident officers and directors;

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to bring an original action in a French court to enforce liabilities based upon the U.S. federal securities laws against us or our non-U.S. resident officers or directors; and

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to enforce against us or our directors in non-U.S. courts, including French courts, judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws.

Nevertheless, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would be recognized and enforced in France provided that a French judge considers that this judgment meets the requirements under the French rules of international private law concerning the recognition and the enforcement of foreign judgments and is capable of being immediately enforced in the United States. A French court is therefore likely to grant the enforcement of a foreign judgment without a review of the substantive matters thereby adjudicated, only if (1) the United States federal or state court has jurisdiction and the dispute is clearly connected to the territory of the court which rendered the judgement, (2) the judgment is not tainted by fraud, (3) the judgment complies with French substantive and procedural rules of international public policy (ordre public international), including principles of due process (principe du contradictoire) and notably the right to a fair trial, and (4) the judgment is not irreconcilable with an earlier judgment rendered or recognized by a French court in the same or related matter. The French court may require all relevant supporting documents to be translated into the French language by a “sworn translator” (traducteur assermenté) as a condition to their admissibility into evidence or for purposes of enforcement.
In addition, French law guarantees full compensation for the harm suffered but is limited to the actual damages, so that the victim does not suffer or benefit from the situation. Such system excludes damages such as, punitive and exemplary damages.
As a result, the enforcement, by U.S. investors, of any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities law against us or members of our board of directors, officers or certain experts named herein who are residents of France or countries other than the United States would be subject to the above conditions.
Finally, there may be doubt as to whether a French court would impose civil liability on us, the members of our board of directors, our officers or certain experts named herein in an original action predicated solely upon the U.S. federal securities laws brought in a court of competent jurisdiction in France against us or such members, officers or experts, respectively.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. Under the Exchange Act, we file annual reports on Form 20-F and other information with the SEC. We also furnish to the SEC under cover of Form 6-K material information required to be made public in France, filed with and made public by any stock exchange on which we are listed or distributed by us to our shareholders. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.
The SEC maintains a website that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.
This prospectus and any prospectus supplement are part of a registration statement on Form F-3 that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
We also maintain a website at www.inventivapharma.com through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form F-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:
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Our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on April 15, 2025;

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our reports on Form 6-K furnished to the SEC on February 20, 2025 (including exhibit 99.1 thereto), April 1, 2025 (including exhibit 99.1 thereto), May 5, 2025 (including exhibits 99.1 and 99.2 thereto), May 23, 2025 (including exhibit 99.1 thereto), July 7, 2025 (including exhibit 99.1 thereto), July 9, 2025 (including exhibit 99.1 thereto), September 29, 2025 (including exhibits 99.1 and 99.2 thereto), and October 1, 2025 (including exhibit 99.1 thereto); and

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the description of ADSs representing our ordinary shares contained in our Registration Statement on Form 8-A filed with the SEC on July 7, 2020, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.
Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Inventiva S.A.
50 rue de Dijon
21121 Daix France
Tel: +33 3 80 44 75 00
You may also access these documents on our website, www.inventivapharma.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

EXPENSES ASSOCIATED WITH REGISTRATION
The following is an estimate of the expenses (all of which are to be paid by us) that we may incur in connection with the securities being registered hereby.
SEC registration fee	$41,430
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Printing expenses	(1)
Miscellaneous expenses	(1)
Total	$(1)

(1)
These fees will be determined and calculated at the time of each issuance of securities pursuant to this registration statement and accordingly cannot be estimated at this time.

$
American Depositary Shares representing Ordinary Shares
PROSPECTUS SUPPLEMENT
Joint Book-Running Managers
Leerink Partners	Piper Sandler
           , 2025